Exhibit 10.13

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

SERVICES AGREEMENT

This SERVICES AGREEMENT (“Agreement”) is made and entered into as of September 1, 2015 (the “Effective Date”) by and between Dignity Health, a California nonprofit, public benefit corporation, with its business office at 185 Berry Street, Suite 300, San Francisco, CA 94107 (hereinafter referred to as “Dignity Health”), for itself and on behalf of its affiliates, and Augmedix, Inc., a Delaware corporation with its principal offices at 1161 Mission Street, Suite 210, San Francisco, CA 94103 (hereinafter referred to as “Augmedix”).

RECITALS

This Agreement is made in contemplation of the following facts and circumstances:

A. Augmedix desires to provide certain services, deliverables, software, and hardware in relation to the Augmedix Google Glass Scribe Project, which is further defined in Section I of this Agreement, in accordance with the terms and conditions of this Agreement.

B. Dignity Health desires that Augmedix provide such services, deliverables, hardware, and software in accordance with the terms and conditions of this Agreement.

AGREEMENT

In consideration of the mutual promises herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Services, Deliverables, and Augmedix Credentialing Requirements.

(a) Capitalized terms defined on Schedule 1 will have the meanings given on Schedule I when used in this Agreement (including in any SOW).

(b) Augmedix agrees to provide Services and related deliverables, hardware and software, as further described in this Agreement and the Statement of Work attached hereto as Exhibit A. The Statement of Work attached as Exhibit A and each subsequent Statement of Work entered into under this Agreement is referred to herein as a “SOW”. Each SOW will be entered into by Augmedix and Dignity Health or (at Dignity Health’s election, one of Dignity Health’s Affiliates). Each subsequent SOW will be in substantially the same form as Exhibit A unless Dignity Health otherwise requests. As used herein, “Affiliate” means, with respect to a specified party, any person, firm, corporation, partnership, or other entity that is controlling, controlled by, or is under common control with that specified party. With respect to Dignity Health, “Affiliate” also includes any person, firm. corporation, partnership, joint venture or other entity that: (a) is managed or operated by Dignity Health or another Dignity Health Affiliate; or (b) is a medical group, clinic, satellite office, or entity associated with Dignity Health or another Dignity Health Affiliate to which Dignity Health now or in the future provides or is provided on its behalf electronic health record technology. For purposes of this definition “control” means ownership or control of fifty percent (50%) or more of the voting rights of the entity in question or the power to otherwise direct the affairs of the entity in question. Dignity Health and each Dignity Health Affiliate designated by Dignity Health to receive Services or Deliverables under this Agreement from time to time will constitute a “Client” hereunder. Augmedix shall offer and provide all the Services, related deliverables, hardware, and software, as further described in this Agreement and Exhibit A, on the terms, conditions. and prices set forth in this Agreement and Exhibit A, to Dignity Health and each other Client. Upon request by Dignity Health, Augmedix shall enter into one or more SOWs substantially in the form of Exhibit A with adjustments as necessary for time schedule and volumes. As used herein, “Services” means the services, tasks, and responsibilities set forth in this Agreement or an SOW or otherwise provided by Augmedix under this Agreement.

Contract Number: DH-IT-1186

SFO-154607	1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

(c) This Agreement does not grant to Augmedix any exclusive right or privilege to sell to Dignity Health or its affiliates any or all Services or Deliverables that they may require, and there are no minimum volume commitments under this Agreement or any SOW. Dignity Health and its affiliates may contract with other vendors for the procurement of any products or services.

(d) For purposes of this Agreement “Deliverable” means any technology, materials or other work product made, created, developed, written or conceived by Augmedix pursuant to a SOW or otherwise during the period of Augmedix’s work for Client (whether before or after the date of this Agreement), either solely or jointly with another, but expressly excluding the Augmedix Solution. For purposes of this Agreement “Customer Owned Deliverable” means any Deliverable that is either (i) submitted (including but not limited to the written note created by a Scribe of a patient’s history and present illness) into Client’s electronic health record (or required to be submitted) or otherwise collected (or required to be collected) in the course of a Scribe documenting a patient visit or (ii) expressly identified as a Customer Owned Deliverable in a SOW. Augmedix shall provide at its own expense, all equipment, supplies and materials necessary to perform the agreed Services and Client shall provide no supplies and equipment, unless expressly agreed and stated otherwise in the SOW.

(e) As part of the Services, Augmedix shall provide an Augmedix Google Glass Device for each Authorized User. Augmedix will retain title for each Augmedix Google Glass Device, and Augmedix shall bear risk of loss each Augmedix Google Glass Device except to the extent such loss is caused by the negligence of Dignity Health. Augmedix shall promptly repair or replace each Augmedix Google Glass Device that fails to operate as necessary to support the Services, or otherwise fails to operate in accordance with its specifications or the requirements of this Agreement, for any reason.

(f) Augmedix is hereby notified that Client has established certain vendor credentialing policy and procedures and that by visiting Client’s facilities, Augmedix and any agents working on its behalf, are subject to the applicable policies of such facility. Augmedix and its personnel or agents working on its behalf shall comply with all “vendor credentialing” requirements including appropriate authentication at the specific location’s visitor’s desk and electronic sign-in via an internet-based third party service retained by Client.

SFO-154607	2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

2. Place of Performance and Subcontracting.

(a) Unless otherwise provided in the SOW, the Services shall be performed only at (i) Client’s place of business, (ii) at a Designated Augmedix Facility that is either (A) the Augmedix facility in San Francisco, California or (B) a facility of Augmedix or its subcontractor approved by Dignity Health (each a “Subcontractor”) in the Offshore Due Diligence form approved by Dignity Health on or after the Effective Date (the “Offshore Diligence Document”), or (iii) such other place as may be mutually agreed in writing by the parties. If not completed prior to the Effective Date, Augmedix shall complete the Offshore Due Diligence Document and obtain Dignity Health’s written approval thereof the earlier of (i) within thirty (30) days after the Effective Date or (ii) by the date on which offshore scribes are being trained on Client’s EHR.

(b) In performing its Services, Augmedix shall not (and shall cause its the Subcontractors not to), remove any property of Client from Client’s premises, and shall (and shall cause its Subcontractors to) only access such personal information or patient data as minimally necessary to perform the Services.

(c) Augmedix may engage Subcontractors to assist in performance of the Services, subject to the following conditions: (i) each Subcontractor must be approved by Dignity Health in the Offshore Diligence Document or otherwise in writing, (ii) Augmedix must enter into a written agreement with each Subcontractor that is at least as protective of Client and Client’s data and other Confidential Information as this Agreement, and (iii) Augmedix remains solely responsible for the acts and omissions of its Subcontractors in connection with the Services, Deliverables, Augmedix Solution, and this Agreement.

3. Effective Date: Term. This Agreement shall be effective as of the Effective Date and shall continue in full force and effect unless and until terminated in accordance with Section 15 hereof.

4. Fees, Payment Terms and Warrants

(a) Fees for Services and any associated Deliverables, software or hardware shall be set forth in the SOW. In no event will fees exceed the fees set forth in the SOW. In no event will the fees exceed the fees set forth in Exhibit B (Pricing).

(b) All invoices shall have a description of all services performed and billed and the name of each physician for whom Services were provided. Invoices shall be emailed to Client’s accounts payable department at [*] and/or sent to the address specified by Client from time to time, if different. In addition, Augmedix shall send a copy of each invoice to the Client office manager of each physician listed in the invoice for his or her written approval. All invoices shall have a description of all services performed and billed and name of clinic or facility and name of each physician for whom services were provided. Approved invoiced amounts are payable by mail within thirty (30) days to Augmedix at the address set forth in Section 28.

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

(c) Client operates in California, Arizona, and Nevada and may be subject to state tax withholding requirements in these states. As a condition precedent to any payment made under this Agreement, Augmedix shall complete, sign, and return to Client any certification or statement requested by Client in order to assist Client’s compliance with any state tax withholding requirements. Withholding of tax at the source is generally required from any payment derived from a California source, except when certain exceptions are met. Without limiting the generality of the foregoing, all payments for services performed in California by non-residents or performed by residents and payable in California shall be deemed subject to tax withholding requirements and shall be calculated based on information available to Client. To the extent applicable, Augmedix shall specifically complete, sign and return to Client one of the following two forms: (i) California Franchise Tax Board Form 587 (Nonresident Withholding Allocation Worksheet) or (ii) California Franchise Tax Board Form 590 (Withholding Exemption Certificate). Augmedix acknowledges that it is solely responsible for the filing of any tax returns and the satisfaction of any tax due with respect to the payments received under this Agreement. Augmedix also acknowledges that Client is entitled to rely on the tax certifications or other information or evidence of exemption provided by Augmedix to Client and hereby releases Client from any liability with respect to any tax withholdings paid to the California Franchise Tax Board or counterpart state tax agencies in Arizona or Nevada, as applicable; except to the extent any of such withholdings are refunded to Client. Augmedix shall promptly notify Client upon the change of any reported facts or conditions that are part of Form 587 or Form 590, and shall provide Client with an updated Form 587 or Form 590.

5. Resources to be Provided by Client. In addition to any resources that may be cited in the SOW, Client shall provide and make available to Augmedix the following resources in (a) below and such other additional necessary resources as the parties may from time to time reasonably agree in connection with Augmedix’s performance of the Services:

(a) Qualified Client personnel or representatives who will be designated by Client to consult with Augmedix on a regular basis in connection with the Services or Deliverable, and certain Client information necessary to enable Augmedix to perform the Services or provide the Deliverable.

(b) Augmedix shall not modify any of Client’s software, data files or web content that is not specifically identified and authorized by Client in the SOW or subsequent writing.

6. Confidentiality.

(a) The parties may provide or learn information that is confidential (“Confidential Information”) to each other. The Confidential Information of a party shall include, but not be limited to, sales, financial, contractual and special marketing information, patient-related data, personal information, discoveries, concepts, ideas, research, engineering methods, systems, source code, equipment and product usage, program design, customer lists, business and engineering projects, ideas, technical data and concepts and improvements and development thereof originated by or for the disclosing party, and which were not previously published or otherwise disclosed to the general public, not previously available without restrictions to the receiving party, nor normally furnished to others without compensation, and which said party desires to protect against unrestricted disclosure or competitive use. Confidential Information of Dignity Health also includes derivatives of any patient-related data.

SFO-154607	4

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

(b) Other than patient-related data and personal information, Confidential Information shall not include information which: (i) is or becomes part of the public domain through no act or omission of the receiving party; (ii) was in the receiving party’s lawful possession prior to the disclosure and had not been obtained by the receiving party either directly or indirectly from the disclosing party; (iii) is lawfully disclosed to the receiving party by a third party without restriction on disclosure; (iv) is independently developed by the receiving party; or (v) is disclosed by operation of law. In addition, the receiving party shall be entitled to disclose Confidential Information to the extent required by law or judicial order, provided that prior written notice of such required disclosure is furnished to the disclosing party as soon as practicable in order to afford the disclosing party an opportunity to seek a protective order.

(c) If either party receives Confidential Information from the other party, except as expressly specified in this Agreement, the party receiving such Confidential Information shall: (i) maintain in strictest confidence such Confidential Information; (ii) not disclose any such Confidential Information to any person outside that party’s business organization and only disclose or permit the use of the other party’s Confidential Information to/by its employees, contractors, subcontractors, agents and professional advisors who need to know it to perform the receiving party’s obligations and exercise the receiving party’s rights under this Agreement, and who have agreed in writing (or in the case of professional advisors are otherwise bound) to keep it confidential with a degree of care no less than such parties use to protect their own Confidential Information, but in any case no less than reasonable care; and (iii) return such Confidential Information to the disclosing party upon the expiration or termination of this Agreement, or destroy the same.

(d) A party in receipt of the Confidential Information of the other who becomes aware of its unauthorized use or disclosure shall promptly and fully notify the disclosing party of all facts known to it concerning such unauthorized use or disclosure. In addition to damages, said party shall be entitled to equitable remedies, including injunctive relief. in the event of breach of this confidentiality section by the other party. The terms of this Section 6, Confidentiality shall survive the expiration or termination of this Agreement and will continue in full force and effect for a period of seven (7) years, except the obligation of confidentiality with respect to patient-identifiable data and personal information shall be perpetual.

(e) Without limiting the foregoing, Augmedix shall comply with all data security and confidentiality provisions set forth in an SOW, including provisions regarding restricted access to content and data and to encryption.

(f) Without limiting the foregoing, Augmedix shall (and shall cause its Subcontractors to) retain all data (including patient-related data) collected in connection with the Services as set out in the SOP for this Agreement as agreed upon by the parties. The parties will develop such SOP promptly after the Effective Date, which process will include requirements for retention of data as required by applicable law and by Dignity Health. Upon consultation with Augmedix, Dignity Health will have the right to update such SOP from time to time, as required by law and as reasonably necessary.

SFO-154607	5

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

(g) Usage Data. The parties acknowledge and agree that Augmedix may monitor, collect, use and store anonymous and aggregate statistics regarding (i) user activity on the Augmedix Solution (for clarity, excluding all PHI and other patient-related data other than statistics on patient acceptance of the solution) for its business purposes, including, but not limited to, enhancing the Augmedix Solution and creating new features thereof and (ii) to benchmark both by Client facility and by other of Augmedix’s customers data on acceptance or rejection by patients of Client’s use the Augmedix Solution or part thereof. This sub-section 6(g) is conditioned on Augmedix de-identifying the data so that neither Dignity Health, Client or any of its facilities or caregivers can be identified when reports based on such data are shared with third parties. No other license with respect to patient or user related data is granted hereunder and is reserved solely unto Client.

7. Ownership.

(a) As between the parties, Augmedix owns all right, title and interest in and to the Augmedix Solution and any modifications or improvements made by or on behalf of Augmedix to the Augmedix Solution provided under this Agreement. Notwithstanding the foregoing. Client and Augmedix shall each retain ownership of, and all right, title and interest in and to, their respective intellectual property (“IP”), and no license therein, whether express or implied, is granted by this Agreement or as a result of the work performed hereunder, except to the extent expressly provided in an SOW or this Agreement. Augmedix shall clearly and explicitly identify in the applicable SOW portions of any Customer Owned Deliverable that Augmedix deems to be solely proprietary to Augmedix. Any such portion of any Customer Owned Deliverable so identified shall not be subject to the limitations of Section 7(b) below, and shall be solely and exclusively owned by Augmedix. With respect to each portion of a Customer Owned Deliverable that is subject to Section 7(b) below and with respect to each Deliverable that is not a Customer Owned Deliverable, Augmedix hereby grants to Client and its affiliates a non-exclusive, royalty-free, paid up, worldwide, perpetual license to use, reproduce, modify, create derivative works of, distribute, and sub-license such Deliverable.

(b) Other than portions of any Customer Owned Deliverable identified by Augmedix as proprietary pursuant to Section 7(a) above. Client shall have title to and sole and exclusive ownership of all Customer Owned Deliverables under the applicable SOW. However, upon the express written consent of Client’s senior vice-president, which consent Client may withhold in its absolute discretion, Augmedix may obtain from Client for such Customer Owned Deliverable a non-exclusive, royalty-free, paid up, worldwide, perpetual license (with right to sublicense), for any and all purposes, provided that, to the extent such Customer Owned Deliverable item incorporates the Confidential Information or proprietary information of Client, Augmedix, in the use of such Customer Owned Deliverable, shall be bound by the confidentiality obligations under Section 6, Confidentiality.

(c) Other than portions of any Customer Owned Deliverable identified by Augmedix as proprietary pursuant to Section 7(a) above, the Customer Owned Deliverables shall be deemed a “work made for hire” as that term is defined under Section 101 of the U.S. Copyright Act and Client shall be considered the person for whom the work was prepared for the purpose of determining authorship of any copyright in the Customer Owned Deliverables. All such Customer Owned Deliverables shall be the sole property of Client and, to the extent any such of right or title has been retained by Augmedix, Augmedix shall execute the instruments necessary to complete the transfer to Client of such ownership and title. If and to the extent, for any reason, the Customer Owned Deliverables are not, or are determined not to be, a “work made for hire” under U.S. law or be law of any other jurisdiction, Augmedix hereby assigns to Client all of Augmedix’s right title and interest in and to all copyrights and other rights in the Customer Owned Deliverables.

SFO-154607	6

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

8. Remote Access to Client’s Network. Should it be necessary for Augmedix to access and/or use Client’s computer or network, either by remote means or in-person, it may do so provided that: (i) such need is specifically stated in the applicable SOW, (ii) access is only by Augmedix’s personnel or Subcontractors approved in accordance with Section 2, and (iii) each of such personnel will be issued and always uses a unique User ID and password. Access to the Dignity Health Network by Subcontractor shall only be upon the express written permission (or as described in the SOW) of Dignity Health’s Chief Privacy and Data Security Administrator. Furthermore, Augmedix agrees to (i) cause each such personnel to first sign Dignity Health’s Network Usage Policy; (ii) ensure their compliance with appropriate policies and procedures of Client; and (iii) promptly report to Client any privacy or security incidents. A copy of the Network Usage Policy and other applicable policies shall be made available upon request.

9. Publishing of Web Content. Should Augmedix be granted access to Client’s network, it shall use such access solely to meet its obligations under this Agreement, including the applicable SOW. Should a SOW require Augmedix to create or modify software, data or content to be used on or to support Client’s network or website, Augmedix shall make every reasonable effort to comply with Client’s applicable policies, procedures and standards; and, if it cannot do so, it shall promptly notify Client.

10. Personnel. Personnel provided by either party to perform the Services or provide a Deliverable hereunder will at all times be considered employees or agents of the party providing such personnel and will not for any purpose be considered employees or agents of the other party. Each party shall assume full responsibility for the actions or inactions of the personnel it provides, and shall be solely responsible for the supervision, direction and control, salaries, workers’ compensation coverage, disability and other insurance, benefits, as well as all other legal obligations required by law relating to its personnel. Augmedix shall at all times during the term of this Agreement carry general, professional and other liability insurance coverage in the form and amounts described on Exhibit C, attached hereto and incorporated by reference.

11. Personnel to Provide the Services.

(a) Client shall have the right to review the qualifications of all personnel Augmedix designates to perform the Services, including the Scribes provided by Augmedix. For the avoidance of doubt, the parties acknowledge and agree that any and all personnel designated by Augmedix to perform Scribing activities under this Agreement must meet the qualifications of and act in accordance with the duties and obligations of a Scribe, as set forth both in Dignity Health’s Scribe Services Policy (100.2.001) and in the SOW.

(b) In the event Client determines in good faith that the continued assignment of a particular Augmedix supplied person is not in the best interest of Client or the project, whether because such person does not have the necessary experience and/or qualifications and/or is otherwise objectionable to Client. in the exercise of its reasonable discretion, then Client shall give Augmedix written notice requesting that such person be replaced. Augmedix shall then promptly investigate the matter stated in the request and discuss its findings with Client. If Client still in good faith requests replacement of the person, Augmedix shall replace the person.

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

(c) Augmedix shall ensure that each of its employees and contractors providing Services at any Client facility has met the requirements set forth on Exhibit E-1 before providing the Services. Augmedix shall perform all screening required by this Section at Augmedix’s own expense, and Augmedix shall provide certification of completion of all screening upon request. Augmedix represents and warrants that it has conducted and successfully completed a criminal background check for each of its employees and any contractor providing services under this Agreement, in accordance with the Client’s standards set forth in Exhibit E-2 (Background Screening Standards) which include a state and county criminal history investigation and a state sex offender search where the Augmedix employee or subcontractor resides and where the Client they are servicing is located. Any criminal history identified shall be reported to Client prior to the Augmedix’s employee or subcontractor providing services under this Agreement and in accordance with Exhibit F (Background Screening Scoring Guidelines). Augmedix represents and warrants that it has checked the OIG List of Excluded Providers and the General Services Administration list of parties excluded from participation in federal health care programs (collectively the “List”) no more than thirty (30) days prior to the Effective Date, and Augmedix covenants that Augmedix shall check the List every month after the Effective Date, and shall provide proof to Dignity Health that neither Augmedix, nor any of the Augrnedix Personnel appear on said List. Further, Augmedix represents and warrants that neither Augmedix, nor any Augmedix Personnel is subject to sanction or exclusion from participation under any Federal or State health care program. In the event that Augmedix becomes so sanctioned or excluded. Dignity Health may immediately terminate this Agreement. In addition, any Augmedix Personnel who become so sanctioned or excluded during the term of this Agreement will be immediately removed by Augmedix upon Augmedix’s becoming aware of such sanction or exclusion and will be thereafter excluded from the provision of Services under this Agreement. Augmedix shall provide written documentation of its compliance with its obligations under this provision upon Client’s request. Augmedix may request that Client waive this requirement in the event that Client has independently conducted the background check for any Augmedix employee or subcontractor providing services under this Agreement.

12. Solicitation or Hiring Other Party’s Employees.

(a) Neither party, without the prior written consent of the other party (the “Original Employer”), shall solicit, induce or attempt to solicit or induce any employee of the Original Employer to become an employee or contractor of the soliciting or inducing party during the term of this Agreement.

(b) Nothing in this Section 12, Solicitation or Hiring Other Party’s Employees, is intended or shall be construed to prevent, provided that there is prior notice to the other party, (i) either party from hiring those employees of the other party that have not been solicited, or (ii) either party from soliciting or hiring any of those employees of the other party in the event of the other party’s insolvency, bankruptcy, receivership, or any other cessation of business.

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

13. Relationship of Parties. Augmedix is an independent contractor in all respects with regard to this Agreement. Nothing contained in this Agreement shall authorize, empower, or deem any party as partner or agent of any other party in any manner; authorize, or empower or deem one party to assume or create any obligation or responsibility whatsoever, express or implied, on behalf of or in the name of any other party; or authorize, empower or deem a party to bind any other party in any manner or make any representation, warranty, covenant, agreement, or commitment on behalf of any other party.

14. No Offshoring. Except as otherwise approved by Dignity Health under Section 2, Augmedix warrants and represents that: (a) any and all Services and Deliverables hereunder shall only be provided by its personnel or Client-approved consultants residing within the United States of America when such Services and Deliverables include the use of or access to PHI by such personnel or consultants, and (b) Augmedix shall ensure that any patient-related information, and/or Client or Dignity Health Confidential Information, learned by it as a result of entering into this agreement shall never he transferred outside the jurisdiction of the United States of America and shall never be transferred to, or accessed by, anyone from outside the United States of America, or with respect to PHI by anyone who is not personnel or Client-approved Subcontractor of Augmedix. Any modification to the foregoing limitation shall require the express written consent signed in ink by Client’s President, Chief Operating Officer or Executive Vice President, or if this Agreement is with Dignity Health, then its Senior Vice President. Any breach of the foregoing shall constitute a material breach of this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement or any SOW, Augmedix shall not store or permit to be stored any PHI or personally identifiable information related to Client outside the jurisdiction of the United States of America.

15. Termination.

(a) Dignity Health may terminate this Agreement or any one or more SOWs, with or without cause at any time upon providing ninety (90) days’ written notice to Augmedix; provided that, if the termination is for a breach of obligations under HIPAA as defined in Exhibit D, then the termination provisions in Exhibit D shall apply.

(b) Augmedix may terminate this Agreement or any one or more SOWs, with or without cause upon providing one hundred eighty (180) days’ written notice to Dignity Health; provided that, (i) no such termination notice may be given before the date twelve (12) months following the Effective Date and (ii) if the termination is for a breach of obligations under HIPAA as defined in Exhibit D, then the termination provisions in Exhibit 13 shall apply.

(c) Either party may, without prejudice to any other remedies available to it at law or in equity, terminate an SOW in the event that the other party commits a material breach of its obligations under that SOW (or under this Agreement with respect to that SOW) and fails to cure that breach within thirty (30) days after notice from the non-breaching party. Termination of one SOW under this clause (c) will not affect any other SOW.

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

16. Effect of Termination. Upon termination of this Agreement, each party shall promptly return to the other any and all personal property and Confidential Information of the other held by such party, other than as provided in Section I. Services and Deliverables, and Section 7, Ownership, and shall be subject further to the requirements of Paragraph 5 of Exhibit D (Business Associate Exhibit). If the termination is initiated by Augmedix or by Client due to Augmedix’s failure to perform or deliver, Augmedix shall promptly refund to Client any fees or payments it received for Services not performed and Deliverables not completed or done correctly. Notwithstanding anything to the contrary in this Agreement, the following provisions shall survive any termination or expiration of this Agreement in accordance with their respective terms: Sections 1(d), 6, 7, 16, 17, 18, 19, 20, and 21 through 37.

17. Federal Reporting Requirements. To comply with Federal Reporting Requirements, Augmedix shall, until the expiration of four (4) years after the furnishing of any service pursuant to this Agreement, make available upon the written request of the Secretary of Health and Human Services or the Comptroller General of the United States. or any of their duly authorized representatives, copies of this Agreement and any books, documents, records and other data of Augrnedix that are necessary to certify the nature and extent of costs incurred by Client or its affiliates under a particular SOW. If Augmedix carries out any of its duties under this Agreement through a subcontract with a related organization involving a value or cost of $10,000 or more over a twelve-month period, Augmedix shall cause such subcontract to contain a clause to the effect that, until the expiration of four (4) years after the furnishing of any service pursuant to said subcontract, the related organization will make available upon the written request of the Secretary of Health and Human Services or the Comptroller General of the United States, or any of their duly authorized representatives, copies of records of said related organization that are necessary to certify the nature and extent of cost incurred by Augmedix for such service.

18. General Warranties.

(a) Augmedix warrants and represents that the Services provided under this Agreement shall be promptly performed and any Deliverable shall be provided with the skill, judgment and attention to detail and diligence, which are normally exercised by recognized professional firms performing services of a similar nature. Augmedix represents and warrants that all software and hardware furnished by Augmedix under this Agreement shall operate in accordance with its applicable specifications and documentation and the requirements of this Agreement and without material error. Should Augmedix breach any of the foregoing warranties: (i) Augmedix shall promptly re-perform the Services, re-provide the Deliverables, or repair or replace the affected hardware or software, at its own expense; and (ii) Client will have the right to terminate the Services for one or more specified Authorized Users at any time without advance notice, except that if Client desires to terminate Services for more than ten percent (10%) of the Authorized Users under this Agreement at a given time, Client will provide Augmedix with 90 days’ written notice of such termination. In addition, Client will have the right to suspend Services for one or more specified Authorized Users without advance notice in cases of unforeseen circumstances outside of the specific Authorized User’s control; and in all other cases with seven (7) days advance written notice, and such suspension will continue until Client informs Augmedix that the suspension is lifted. If Client suspends Services for an Authorized User, then the fees for that Authorized User will not be payable during the suspension and the term of Services for that Authorized User will be extended for a period of time equal to the duration of the suspension, unless earlier terminated as provided herein.

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(b) Augmedix acknowledges that it is a “Business Associate” as that term is defined under the Health Insurance Portability and Accountability Act of 1996 and regulations promulgated thereunder by the Department of Health and Human Services (“HIPAA”) and hereby warrants that it shall comply with the obligations of a Business Associate, commencing on the date of the access to or receipt of PHI or the date Augmedix’s personnel arrive on Client’s premises, as required by the HIPAA and embodied in the Business Associate Exhibit (“Exhibit D”), which is attached and incorporated herein by this reference. Any breach of the terms and conditions of the Business Associate Exhibit shall constitute a material breach of this Agreement.

(c) Augmedix warrants, represents. and covenants that any and all PHI created or accessed in relation to the Services hereunder will (i) be transmitted only to the Designated Augmedix Facility in connection with a secure Scribing session and (ii) will be cached or stored only in accordance with the SOP. Any PHI that is cached on the Augmedix Google Glass Device will be cached only in encrypted form, will be cached only when necessary because the wifi connection to the Designated Augmedix Facility is unavailable, and, except as specifically provided in the applicable SOP referenced herein, will be erased from the Augmedix Google Glass Device within seventy-two (72) hours of the time that it is cached.

(d) Augmedix warrants and represents that, at all times during the term of this Agreement, it shall maintain the necessary business license, current with the requirements of the state, city, and other local authority regulating the business or performance of Services under this Agreement. Augmedix shall provide Client with a copy of such current business license.

(e) Augmedix warrants, represents, and covenants that the responses and statements made by Augmedix and Augmedix personnel regarding the Services and Deliverables in conection with (i) Dignity Health’s online security assessment (“RSAM”), approved by Dignity Health on or after the Effecitve Date and (ii) the Offshore Due Diligence Document, are and will remain true and accurate. Augmedix shall cooperate and work together with Dignity Health in the process of obtaining any variances or achieving any other deliverables that are required as a result of the security assessment process described above. If not completed prior to the Effective Date, Augmedix shall complete the RSAM and obtain Dignity Health’s written approval thereof on the earlier of (i) within thirty (30) days after the Effective Date or (ii) the date on which offshore scribes are trained on Client’s EHR.

19. Limitation of Liability. Except for liability arising under Section 6, Confidentiality; the Insurance requirements of Exhibit C; out-of-pocket costs reasonably incurred by Client as a result of a breach by Augmedix of the HIPAA Business Associate provisions in Exhibit D or otherwise payable pursuant to Exhibit D; fraud; or the willful misconduct of a party: (a) neither Augmedix nor Client shall be liable to the other for any special, indirect, incidental, or consequential damages regardless of legal theory under which such damages are sought, and (b) neither Augmedix’s nor Client’s aggregate liability under this Agreement will exceed (i) [*] or (ii) the total amounts clue to Augmedix pursuant to this Agreement in the twenty-four (24) months preceding the initial claim, whichever is greater. The foregoing limitations shall not apply to damages awarded to third parties or settlement amounts incurred with respect to third party claims covered by Augmedix’s indemnity obligations under Section 20(a) or 20(b) or Section 11 of Exhibit D.

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20. Indemnity and Infringement.

(a) General Indemnity. Augmedix shall promptly and fully defend, hold harmless, indemnify, compensate, and reimburse Client and its affiliates and their respective officers, directors, agents and employees (the “Indemnified Parties”) from and against all third party claims, demands, liabilities, losses, fines, penalties, assessments, costs, awards, attorneys’ fees costs of notification or remediation relating to notification required by law, and judgments made or recovered against them for damages to or loss of personal property, including Client’s Confidential Information, data files. web content, software applications or for bodily injury or death to any person arising out of, or in connection with this Agreement (collectively “Claims”), to the extent that any of the foregoing is caused by any breach of this Agreement or any negligence, unlawful conduct or willful misconduct of Augmedix, its subcontractor or its employees or agents. The Claims covered by this section shall include Claims made or recovered against Indemnified Parties and Claims issued in favor of a third party. Client shall notify Augmedix of any such written claim or demand received by Client, and give Augmedix reasonable control of the defense of any action or such claim or demand provided that any settlement or compromise which requires contribution from the Indemnified Parties must be approved by the Indemnified Parties and the Indemnified Parties shall, at Augmedix’s expense, cooperate with the indemnifying party in a reasonable way to facilitate the settlement or defense of such claim or demand. The Indemnified Parties may, at their expense and option, use counsel of their choosing to observe the defense of any such claim, and will have reasonable access to all defense documents during the defense. The indemnity and obligations of Augmedix under this section shall survive the expiration or termination of this Agreement and shall not be limited by reason of any insurance required under this Agreement.

(b) Intellectual Property Indemnification. Augmedix shall promptly and fully defend, hold harmless, and indemnify, compensate, and reimburse the Indemnified Parties from and against any and all Claims to the extent the Claim is based on an allegation that use of the Services, Augmedix Solution, or any related materials, software, equipment or other Deliverables (the “Items”) provided under this Agreement infringes any patent or any copyright, trademark, trade secret or other proprietary right. If any Item or any part thereof, or Client’s use thereof, is held or likely to be held to infringe the intellectual property right of another, including any trade secret, copyright, patent or trademark or trade dress, is enjoined or interfered with in any manner. Augmedix shall. at its sole expense promptly: (1) procure for Client the right to continue using the Items free of any liability for infringement; or (2) replace or modify the Items at Augmedix’s sole expense with non-infringing services, deliverables, hardware, or software of equivalent or better functionality which is satisfactory to Client. Any such replacement, substitute, or modified services, deliverables, hardware, or software shall conform to the applicable SOW. If neither of the foregoing alternatives is reasonably and promptly available, Augmedix shall, upon request from Client promptly remove the Deliverable or terminate the Services and promptly refund Client all fees under the applicable SOW as depreciated or amortized by an equal annual amount over the lifetime of the Service, Deliverable, hardware, or software or seven (7) years, which ever period is greater. Notwithstanding the above, Augmedix will have no liability under this Section 20(b) for infringement by the Google Glass device, or to the extent such Claim: (i) involves infringement that is attributable to any components or elements of the solution supplied by Client; (ii) is based on modification by Client of any deliverables provided by Augmedix or combination of deliverables with any non-Augmedix hardware or software that is not supplied or recommended by Augmedix, in each case to the extent such Claim results from such modification or combination; or (iii) to the extent it results from failure of the Indemnified Parties to use updated or modified versions of any Items provided by Augmedix for avoiding such Claim, provided that such updates are provided at no charge and are identified at the time of delivery as being provided to avoid such Claim.

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21. Non-Waiver of Rights. The failure of any party to insist upon performance of the terms and conditions in this Agreement, or to exercise any rights or remedies, shall not be construed as a waiver of their rights to assert any of the same or to rely on any such terms or conditions at any time thereafter. The invalidity in whole or in part of any terms or conditions of this Agreement shall not affect the validity of other parts hereof.

22. Applicable Law and Venue. This Agreement shall be governed by and construed under the laws of the State of California without regard to those laws relating to conflict of laws. The venue of any action hereunder or related hereto shall be in San Francisco, California. Augmedix shall comply with all state and federal laws and regulations applicable to its performance of Services, including but not limited to Augmedix’s employment or hiring of personnel to perform Services under this Agreement; confidentiality of information, data security, and privacy laws protecting medical and personal information.

23. Assignment. Subject to the provisions of Section 30, neither party may sell, assign, transfer any SOW executed by Client, or otherwise convey any of its rights or delegate any of its duties under this Agreement to a third party without the prior written consent of the other, except to a corporation which has succeeded to substantially all the business and assets of the assignor and assumed in writing its obligations under this Agreement, or to a corporation surviving a merger or consolidation to which the party to this Agreement is a party. Any attempted sale, assignment, transfer, conveyance, or delegation in violation of this paragraph shall be void and shall relieve the party not making such attempt of any further obligation or liability hereunder. Notwithstanding the foregoing, Augmedix may, without violation of this paragraph but subject to the limitations of Sections 6, 10, 11, 12, and Exhibit D, engage the services of independent contractors to assist in the performance of its duties hereunder.

24. Conflicting Provisions. This Agreement and any attachments, including each exhibit, SOW, schedule, and document attached hereto, are intended to be read and construed in harmony with each other, but in the event any provisions in any of the foregoing attachments or an invoice conflict with the provisions of this Agreement, the body of this Agreement and Exhibits B, C, D, and F shall be deemed to collectively control, and such conflicting provision shall be deemed removed and replaced with the governing provision herein.

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25. Force Majeure. Neither party shall be liable for any failure of or delay in the performance of its obligations under this Agreement (except labor strike or transportation), including, without limitation, acts of God, acts of a public enemy, fires, floods, wars, civil disturbances, sabotage, accidents, insurrections, embargoes, storms, explosions, acts of any governmental body (whether civil or military, foreign or domestic), failure or delay of governmental bodies from whom a party is obtaining or must obtain approvals, franchises, or permits, materials but only to the extent such failure or delay is due to circumstances beyond its control and .is unforeseeable, (collectively referred to herein as “Force Majeure”). Each party shall use all reasonable efforts to minimize the duration and consequences of any failure of or delay in performance resulting from a Force Majeure event.

26. Disputes. Client and Augmedix agree to enter into negotiations to resolve any controversy, claim or dispute (“Dispute”) arising under or relating to this Agreement. The parties agree to negotiate in good faith at a vice-president level or higher to reach a mutually agreeable resolution of such Dispute within a reasonable period of time.

27. Multiple Copies or Counterparts of Agreement; Acceptance of Facsimile and Scanned Signatures. This Agreement, including the SOW, may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. When signed in pen ink, this Agreement may be delivered by facsimile transmission or by scanned email attachment, and said copies shall be treated in all respects as original.

28. Notices. All notices given under any of the provisions of this Agreement shall be deemed to have been given by the notifying party if mailed by first class mail to the receiving party addressed to its or his mailing address set forth below, or such other address as the parties may designate in writing. Additionally, notices sent by any other means (i.e. fax, overnight mail, etc.) may be acceptable subject to written confirmation of both the transmission and receipt of the notice. If notice by a party is given by e-mail, such notice shall be deemed to have been properly given if sent to at least three recipients of the other party who are, or should reasonably expected to he, reasonably familiar with the parties’ relationship and the e-mail’s subject matter and the recipient’s internet service provider confirms receipt thereof.

All notices shall be sent by either party in writing to the other in matters dealing with this Agreement to the following addresses:

If to Client:

(1)	Client’s Name (See SOW)

Client’s Address (See SOW)

Attention: Business Sponsor (See SOW)

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(2)	Copy to:

Dignity Health

185 Berry Street, Suite 300

San Francisco, CA 94 107-1739

Attention: General Counsel

If to Augmedix:

(1)	Augmedix’s Name: Augmedix, Inc.

Address: 1161 Mission Street, Suite 210

San Francisco, CA 94103

Attention: CEO

(2)	Copy to:

Fenwick & West LLP

Attention: Stefano Quintini

801 California Street

Mountain View, CA 94041

29. Severability. If any covenant, condition, term, or provision contained in this Agreement shall be held or finally determined to be invalid, illegal. or unenforceable in any respect, in whole or in part, by judgment, order, or decree of any court or other judicial tribunal of competent jurisdiction, from which no further appeal or petition for review is available, such covenant, condition, term, or provision shall be severed from this Agreement, and the validity of the remaining covenants, conditions, terms, and provisions contained in this Agreement, shall in no way be affected, prejudiced, or disturbed thereby.

30. Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating any right or providing any benefit enforceable by any person not a party to this Agreement. The use of the term “third party” throughout this Agreement does not include Client’s affiliates, parent company and its subsidiaries, or personnel supplied by either party pursuant to this Agreement.

31. Waiver or Modification. This Agreement may be modified, or part or parts hereof waived, only by an instrument in writing specifically referencing this Agreement and signed by an authorized representative of the party against whom enforcement of the purported modification or waiver is sought.

32. Entire Agreement. This Agreement, including all Exhibits attached hereto, constitutes the entire agreement between the parties relative to the subject matter hereof and supersedes any prior or contemporaneous or any other kind of proposals, agreements, documents, commitments or representations of any kind, whether written or oral, including any online “click-wrap” agreement or other online terms, with respect to the Services and Deliverable between Augmedix and Client.

33. Acknowledgement of Client Corporate Integrity Program. Notwithstanding Section 32 above, Augmedix acknowledges that Client operates under a compliance program known as the Corporate Integrity Program of Dignity Health. Augmedix further acknowledges that notwithstanding anything contained herein, Client shall not be required to engage in any conduct that may violate any policies, procedures, or directives of the Corporate Integrity Program. Augmedix further represents that it has not been, nor currently is, excluded from participation in government funded healthcare programs, including, but not limited to, Medicare, Medicaid, CHAMPUS, and FEHP.

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34. No Conflict of Interest or Conflicting Obligation.

(a) Augmedix shall not accept consulting assignments or otherwise contract, agree, or enter into any arrangement to provide expert testimony or evaluation on behalf of a plaintiff in connection with any claim against Company or Client or its affiliates expected to be named as a defendant. if Augmedix is a physician, Augmedix shall not accept similar consulting assignments if (a) the defendants or anticipated defendants include a member of the Client’s medical staff, and (b) the matter relates to events that occurred at Company or Client or any of its affiliates; provided, however, the provisions of this Section shall not apply to situations in which Augmedix served as a treating physician.

(b) Augmedix represents and warrants that it is not a party to any agreement that conflicts with, or would be materially breached by, with the performance of its obligations under this Agreement.

35. Headings. The paragraph headings in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

36. Time of the Essence. Time is of the essence in each and every provision of this Agreement.

37. Interpretation. This Agreement is drafted and reviewed by both parties and with full opportunity for assistance from their respective counsel and it shall not be interpreted for or against any party.

[COUNTERPART SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the authorized parties hereto have caused this Agreement to be executed as of the date of the last signatory below.

Dignity Health	Augmedix, Inc.

/s/ Michael Stern	/s/ Pelu Tran
Signature	Signature

Michael Stern	Pelu Tran
Print Name	Print Name

Director, IT Contracting	Cofounder, President, Chief Customer Officer
Title	Title

9/17/15	9/17/2015
Date	Date

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SCHEDULE 1

Definitions

The following terms will have the meanings indicated below:

(1)	“Augmedix Solution” means the proprietary solution of Augmedix, comprising a combination of processes, the Software, and the Augmedix Google Glass Device, that enables the Services.

(2)	“Augmedix Google Glass Device(s)” means the Google Glass Device that has been materially modified by Augmedix (e.g., addition of proprietary software on the device) for secure use as part of the Augmedix Solution.

(3)	“Authorized User(s)” are individual healthcare providers designated by Dignity Health and approved by Augmedix who will be wearing the Augmedix Google Glass Device and utilizing the Augmedix Solution.

(4)	“Designated Augmedix Facility” means the following facilities: (1) Augmedix facility in San Francisco at 1161 Mission Street, Suite 210, San Francisco, CA 94103 and (2) designated Augmedix offshore partner as written in the Offshore Due Diligence Document for each Dignity Health approved offshore subcontractor, which document is incorporated herein by reference.

(5)	“Dignity Health Facility(-ies)” means the Dignity Health facility or facilities identified by Dignity Health where Authorized Users will be wearing Google Glass and utilizing the Augmedix Solution front-end.

(6)	“Documentation” means all materials and documentation provided by Augmedix to Dignity Health, whether in hard copy, magnetic media or machine-readable form, pertaining to the capabilities, operation, software and/or services of the Augmedix Solution, as amended and updated by Augmedix from time to time.

(7)	“Embedded Software” means third party computer programs listed in the Documentation, which are licensed by Augmedix and incorporated in the Software, and which are subject to the terms specified in the SOW.

(8)	“Hardware” means the minimum recommended hardware required to operate the Software, as described in the SOW.

(9)	“Scribe(s)” means an individual who performs Scribing on behalf of a provider.

(10)	“Scribing” means the acts of inputting EHR data and searching the subject patient’s EHR for pertinent information by the Scribe from the perspective of, and on behalf of, the Provider, during or in connection with a provider session/encounter and based on the interaction between a patient and provider, the EHR input of which will be reviewed, finalized and approved by Provider in accordance with the Dignity Health Scribe Policy and the applicable, mutually agreed upon Standard Operating Procedure document.

(11)	“Software” means the proprietary Augmedix software required to operate the Augmedix Google Glass Device. Software includes Embedded Software.

(12)	“SOP” means a written standard operating procedure agreed to by Dignity Health and Augmedix that sets forth the day-to-day expectations of the parties, including processes, protocols, training, patient interaction, patient notices, and specific means of carrying out each party’s obligations under the Agreement, the SOW and Dignity Health’s Scribe Policy. The SOP also includes the master list of current and to-be-initiated Authorized Users, to-be-initiated Authorized Dignity Health Facilities, and preferred initiation dates, as determined and maintained by the Dignity Health in collaboration with Augmedix.

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EXHIBIT A

STATEMENT OF WORK (SOW)

[Attached]

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EXHIBIT A

STATEMENT OF WORK (SOW)
AUGMEDIX EXPANSION PROJECT

This Statement of Work (“SOW”), entered into by and between Dignity Health Medical Foundation (a Dignity Health Affiliate) and Augmedix, Inc. (jointly “Parties”), is effective as of September 1, 2015 (the “SOW Effective Date”) and is a supplement to the Services Agreement dated September 1, 2015 (the “Agreement”) by and between Dignity Health with a place of business at 185 Berry Street, Suite 300, San Francisco, California 94107 (“Client”), and Augmedix, Inc., a Delaware corporation with its principal offices at 1161 Mission St, Suite 210, San Francisco, CA 94103 (“Augmedix”), and is hereby made a part of the Agreement. To the extent this SOW is inconsistent with the terms of the Agreement, the terms of the Agreement will prevail. All capitalized terms used in this SOW and not defined herein shall have the meaning assigned to such terms in the Agreement. Notwithstanding any prior agreements, the Parties hereby agree that as of the SOW Effective Date, the Services Agreement dated November 7, 2013 between the Parties, including all amendments and statements of work thereunder, are deemed terminated and superseded by the Agreement (described above) between Dignity Health and Augmedix. This SOW replaces all prior SOWs by and between the Parties with an effective date prior to September 1, 2015.

Client’s Business Sponsor (name of executive): Dr. Davin Lundquist, Vice President-Chief Medical Information Officer (Dignity Health Medical Foundation)

Primary Client Contact: [*] Program Manager - Telehealth

1. Overview and Definitions

a. Augmedix Solution Overview

With the introduction of Electronic Health Record (“EHR”) systems, licensed physicians (“Provider(s)”) are increasingly required to interact with technology during a patient session. Providers often spend hours completing documentation in their patients’ charts. Depending upon the Provider’s practice style, this might get accomplished during office hours, in between patient sessions, or after hours.

Augmedix shall ensure that the Augmedix Solution will enable: (a) Scribes to readily perform Scribing activities in accordance with Dignity Health’s Policy, this SOW and the applicable SOP, and (b) Providers wearing the Augmedix Google Glass to readily and securely communicate electronically live audio, video and/or data during a patient session/encounter with a Scribe.

Augmedix shall utilize the Google Glass platform as a means to pass-through audio, video, and data to and from remote Scribes located at a Designated Augmedix Facility (as defined below) or on-site at the Client facility, as applicable. Scribes will complete much of the documentation that Providers do themselves today, in real-time, during a patient session and will input that data directly into the applicable Client EHR.

b. Project Overview

This project is a collaborative effort between Augmedix and Client, to undertake deployment of the Augmedix Solution at authorized Client Facilities, with direct participation of certain designated Providers of Client.

Client Facilities utilize EHRs which can be common between facilities or unique to a specific facility.

When performing the Services, Scribes will always be located at the Designated Augmedix Facility or on-site at the Client facility and will be scribing directly into the respective El4R.

Scribes will work with Client’s on-site staff to incorporate patient education into the registration process, as well as to capture post-appointment feedback with respect to patient satisfaction and comfort with the interaction between patient and Provider during a patient session.

During each phase described below, Augmedix’s team will conduct interviews with the participating Providers to measure their satisfaction, interaction and capture efficiencies gained by introducing the Augmedix Solution.

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2. Services and Deliverables

a.	Commencing on the Effective Date of this SOW, Augmedix shall perform the following services and provide the following Services and Deliverables to Client:

(1)	Implementation. Augmedix shall perform implementation Services in accordance with Section 2(c) below.

(2)	Scribing. Scribing is to be performed by Augmedix Scribes. Augmedix shall facilitate coordination of Scribing integration into the EHR, in pending status, awaiting the Provider’s review, finalization, and approval.

(3)	Formatting. Augmedix shall transfer Scribing results into the format requested by Client.

b.	Certain Requirements

(1)	Augmedix shall provide the necessary Augmedix Google Glass Devices and Embedded Software for the Authorized Users.

(2)	Any and all Client Hardware (including servers) used to implement and operate the Augmedix Solution will remain on Facility premises at all times. Audio, video, and data content will be generated and used only in real time during a patient session using the Augmedix Google Glass Device which will be encrypted both at rest and during the session, and, in any event, at all times in accordance with the RSAM documents and the SOP, which when finalized or updated by the parties are deemed incorporated herein by reference. For purposes of this SOW, “real time” means streaming without caching, storage or retention of the content, except for caching in encrypted form on the Augmedix Google Glass Device as permitted by this Agreement when the wifi connection to the Designated Augmedix Facility is unavailable and other caching and storage specifically permitted under the SOP.

(3)	The SOP will comply with all of the requirements of the Agreement, this SOW and Client’s Scribe Policy. Any content in the SOP that conflicts with a requirement in any of the foregoing shall only be valid when approved in writing by Augmedix and Client’s Business Sponsor, legal counsel and if it pertains to a privacy matter, its Facility Privacy Official.

(4)	Augmedix will ensure that all Scribes complete all training on relevant Dignity Health policies and software applications, as requested by Dignity Health, and comply with all Dignity Health policies applicable to the Services, including without limitation, Dignity Health’s scribe policy, which is attached to this SOW as Attachment1 (Dignity Health Scribe Policy), which policy may be updated from time to time by Dignity Health.

c.	Certain Augmedix Responsibilities

(1)	Augmedix shall install and configure the Software onto the Hardware under the supervision and with the support of the appropriate Client-designated personnel. As part of the implementation Services, Augmedix shall complete collection of physician and site preferences, technical site evaluation, IT infrastructure setup, and deployment of on-site Augmedix Scribe trainers and Augmedix Scribes as needed, and onboarding of Authorized Users and Augmedix personnel (including Scribes). Augmedix shall perform all other services necessary to implement the Software, Hardware, and Services so that they can be used in full production.

(2)	Augmedix shall notify Client when the implementation Services described above are complete. Client will have the right to test the Software, Hardware and Services as implemented. Augmedix shall promptly correct any errors or deficiencies. The Software. Hardware, and Services will not be deemed accepted unless and until Client notifies Augmedix of its acceptance, provided however that for acceptance after the first implementation with respect to each Facility EHR or new version thereof, the Software, Hardware and Services for each implementation will be deemed accepted if Client does not reject them after five (5) business days of production use following notification by Augmedix that such implementation Services are complete. Go-live date for each Authorized User will occur upon first productive use by that Authorized User following notice from Augmedix that all implementation services are complete for that Authorized User, unless disputed by Client within five (5) business days after such notice.

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(3)	Augmedix shall provide the Augmedix Google Glass and all technical support for it.

(4)	Augmedix shall ensure that the Augmedix Designated Facility meets the requirements of the relevant security document (i.e. RSAM for Augmedix Designated Facilities located in the United States and the Offshore Diligence Document for Augmedix Designated Facilities located overseas) at all times.

(5)	Augmedix shall ensure that all data and content (including audio and video content) generated or collected by the Augmedix Google Glass Devices will at all times be encrypted and streamed in encrypted form through the Facility Wi-Fi network and to the Designated Augmedix Facility via the internet.

(6)	Augmedix shall ensure that EHR entries created by Scribes will at all times be transmitted in encrypted form from the Augmedix Designated Facility to the Facility EHR.

(7)	All hardware used by the Scribes will remain at all times within the premises of the Augmedix Designated Facility. Augmedix and Scribes will not remove any hardware from the Augmedix Designated Facility premises.

(8)	Augmedix shall provide appropriately configured Augmedix Google Glass devices, loaded with Software. Augmedix shall replace this hardware as needed and to offset normal hardware wear and tear. If Client so chooses to utilize prescription lenses for a particular Authorized User, Augmedix shall supply the appropriate frames for the Authorized User or the Client to pay for. The Authorized User or the Client must then oversee the custom creation of lenses and installation. Augmedix shall make best efforts to assist with these lens installation logistics. Augmedix shall also provide appropriate numbers of external batteries and USB cables.

(9)	Augmedix shall be responsible for ensuring the availability and functionality of sufficient Augmedix Google Glass Devices and other Hardware to provide the Services under this Statement of Work. The Augmedix Google Glass Devices and other Hardware provided for the purpose of the Agreement are owned by Augmedix and will be provided and supported entirely by Augmedix.

(10)	Augmedix shall work together with Client to develop appropriate patient education materials and associated training.

(11)	Augmedix shall provide Standard Operating Procedure (SOP) to configure Google Glass to the Augmedix specification utilizing Client Network.

(12)	Augmedix shall provide invoices to Client in a timely matter. Augmedix shall also respond to billing inquiries promptly and thoroughly.

(13)	Augmedix shall ensure each Scribe is properly trained on Client’s EHR and Client’s data entry standards and policies associated with such data entry and EHR access.

(14)	Augmedix shall obtain the name and contact information of the office manager and/or clinic director for each physician for which Services are performed and shall include that information in each invoice.

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d.	Client Responsibilities

(1)	Client will provide the remote login capabilities for the Scribe to access the EHR and the patient schedule, subject to Augmedix’s and each Scribe’s compliance with all applicable policies and procedures of Client. Client shall also provide the necessary will infrastructure and bandwidth to access the internet from Client facilities, as agreed by the parties in writing.

(2)	Client-designated personnel will provide Standard Operating Procedure (SOP) on Accessing EHR Remotely.

(3)	Client-designated personnel will assist Augmedix in installing and configuring the Software onto the Augmedix’s hardware.

(4)	Client will work together with Augmedix to develop patient education materials.

(5)	Client will provide training to Augmedix personnel pertaining to the use of EHR software.

(6)	Client will arrange for appropriate access and related credentials for Scribes and Scribe trainers to access the EHR and related software.

(7)	(Intentionally omitted)

(8)	Client will designate one or more person(s) at each Client Facility for administrative duties in SOP, Administrative Duties include:

●	Nightly collection of devices (Glass units, battery packs, etc.) for charging and secure storage.

●	Daily distribution of devices for utilization.

●	Handover of Google Glass units to visiting Augmedix personnel for the purposes of software upgrades, audits, or research.

●	Participation on Augmedix or Client initiated audits for the purposes of security or asset verification

●	Point of Contact for Incident Reporting and Client/Augmedix issue resolution.

(9)	Client will be responsible for providing patient education in accordance with applicable laws and regulations. Without limiting the foregoing, Client will make available to patients the education materials, including FAQs, provided by Augmedix and approved in writing by Client. The parties agree to cooperate in timely and jointly reviewing such materials. Client will designate one or more persons at each authorized facility in SOP to administer patient education process for all patients to be seen by an Authorized User. In the event that a patient wishes for the Augmedix Solution to be partially or completely disabled / removed, the Client is responsible for adhering to stated patient preferences. Augmedix shall provide training and support to assist Client with these circumstances.

(10)	Client will designate one or more persons at each authorized facility in SOP to provide Augmedix with long-term and short-term schedules for Authorized Users listed in the SOP.

(11)	Client will provide full EHR audit-trail access to Augmedix. This permits Augmedix to see the precise character-by-character changes made to the EHR (by providers, scribes. other staff, or other systems), with time-stamps and user logs. This access should permit visibility into all EHR documentation associated with the providers listed in the SOP, but subject, however, to the role-based access provided by Client.

(12)	Client is responsible for securing and safeguarding Augmedix-provided Augmedix Google Glass Devices, batteries, and related accessories. If these Google Glass units or related accessories are lost or damaged through usage beyond mere day-to-day use and such loss or damage amounts to negligence by Client, the replacement costs will be billed to the Client.

(13)	Either party may require Authorized Users to wear Augmedix Google Glass Devices while seeing patients for as much as two weeks prior to scheduled initiation of service for that particular Authorized User, This requirement will he upon the request of either party, as reasonably necessary, in an effort to efficiently train Scribes. Each party will ensure that its personnel will comply with these requirements.

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e.	Software

(1)	License. Subject to the terms and conditions of this Agreement, Augmedix hereby grants Client and its affiliates, and Client hereby accepts on behalf of itself and its affiliates, a non-exclusive, nontransferable license for Client and its Authorized Users to use the Augmedix Solution and Documentation for the term of this SOW. For the avoidance of doubt, the Software may be used on a concurrent user basis. In addition. Client may retain a copy of all Documentation for its records in perpetuity.

(2)	Restrictions. Without the prior written consent of Augmedix, Client and its affiliates agree not to (nor assist or encourage third parties to): (a) sell, rent, lease, lend, license, sublicense, distribute or otherwise transfer the Software or Documentation to any third party; (b) decompile, disassemble or reverse engineer the Software, in whole or in part; (c) write or develop any derivative software or any other software program based upon the Software, the Documentation or any Augmedix Confidential Information: (d) use the Software to provide processing or other services to third parties, or otherwise use the Software on a “service bureau” basis; or (e) provide, disclose, divulge or make available to, or permit use of the Software or Documentation by any third party without Augmedix’s prior written consent. The Software contains Embedded Software and Client will comply with any applicable license terms and conditions as set forth in Section 2(e)(1) of this SOW.

(3)	Embedded Software Terms and Conditions.

●	Prior to commencement of the Project, Augmedix shall notify Client in writing of all Embedded Software and provide for Client’s review their associated terms and conditions (“Embedded Software Licenses”). As Client proceeds with expansion, Client agrees to comply with all such Embedded Software Licenses that are reasonably acceptable to it, which are required to use the Software licensed by Augmedix hereunder.

●	In addition to the terms and conditions of the Embedded Software Licenses, Client acknowledges the following:

●	EMBEDDED SOFTWARE IS PROVIDED “AS IS” AND ANY EXPRESSED OR IMPLIED WARRANTIES, INCLUDING. BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE DISCLAIMED. IN NO EVENT SHALL THE SUPPLIER OP ANY EMBEDDED SOFTWARE OR ITS AUTHOR OR CONTRIBUTORS BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES; LOSS OF USE, DATA, OR PROFITS; OR BUSINESS INTERRUPTION) HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, STRICT LIABILITY, OR TORT (INCLUDING NEGLIGENCE OR OTHERWISE) ARISING IN ANY WAY OUT OF THE USE OF THIS SOFTWARE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

●	Augmedix relies on Embedded Software for proper operation of the Software. Augmedix hereby assigns all assignable warranties and services provided by Embedded Software licensors to Client, if’ any.

●	If a problem with any Embedded Software affects the performance of the Software in accordance with Documentation. Augmedix shall use commercially reasonable efforts to work with the Embedded Software licensor to resolve the problem.

●	Augmedix warrants that it has obtained all necessary rights for third party software required to operate the Augmedix Solution.

●	Client further agrees to accept the applicable Google Terms of Use prior to its use of the Augmedix Google Glass Device. Furthermore, Client acknowledges that, to the extent permitted by applicable laws, Google shall have no liability for any damages, whether direct, indirect, incidental or consequential, arising from the use of the Google Glass Device, and all warranties with respect to the Google Glass Device, including without limitation, warranties for merchantability, fitness for a particular purpose, and non-infringement are hereby disclaimed.

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3. Term and Schedule of Work Milestones

a.	Term. This SOW shall begin on its Effective Data and continue until terminated as provided in the Agreement. Such term shall be referred to as the “Term” of the SOW.

b.	Milestones:

i.	Services and Deliverables are fully implemented and Scribes are ready to begin full performance under this SOW.

ii.	Acceptance of the Services and Deliverables by each applicable physician and the office manager for each such physician.

iii.	Payment for each physician does not begin until acceptance as described above and go-live have occurred.

4. Fees; Schedule; Invoicing

a.	Fees.

i.	Fees will be charged and assessed for Authorized User beginning on the go-live date, but not before such date unless otherwise agreed by the parties.

ii.	Augmedix and Client shall by mutual agreement classify Authorized Users into the following billing categories, based on the expected number of service hours used:

Billing Category.	Monthly Charge*
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

*	Augmedix shall bill the Client for each Authorized User at the applicable rate set foal above.

*	If Client has Authorized Users using over 140 service hours per month. such extra service hours shall be billed to Client at a rate of [*] per service hour used over the 140 hour allocation.

*	These fees may not be changed in the event Augmedix is unable to use Scribes outside the jurisdiction of the United States of America as a result of Security Incident.

iii.	At 90 days after the initial classification of Authorized Users into billing categories, and every 90 days thereafter, Augmedix reserves the right to re-classify an Authorized User into a different billing category if such Authorized User uses, on average, more than the upper limit or less than the lower limit of service hours based on his/her last billing category classification for each such 90 day period. By way of example, an Authorized User who was classified as “Up to 110 service hours per month” before the go-live date but on average has used 120 Service hours per month in the 90 days since the go-live date can be re-classified by Augmedix to the “Up to 140 service hours per month” billing category and will incur a monthly charge of [*] for the next 90 day period (and 90 day periods thereafter, assuming a similar 120 service hour per month usage).

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iv.	Fees and charges paid by Client under this SOW are non-refundable. All payments will be made in US dollars.

v.	Augmedix reserves the right to raise the fees incurred under this SOW by up to [*] upon the yearly anniversary of the Effective Date and every yearly anniversary thereafter.

vi.	Augmedix shall continue to provide the Services. free of charge, to the current Authorized Users of the DHMF Ventura clinic (“Free Pilot”) through October 31, 2015. Augmedix and DHMF Ventura clinic shall mutually agree in writing to extend the Free Pilot past October 31, 2015. For clarity, due to the unique history of the Free Pilot, this arrangement is provided only to the current Authorized Users of the DHMF Ventura clinic and to no other Dignity Health or Dignity Health Medical Foundation entity or affiliate.

b.	Scheduling

Prior to initiation for each new Authorized User and each month thereafter, Client shall provide a generic daily schedule for each Authorized User for each day of the following month (“Daily Schedule”).

14 day written notice is required for schedule changes. If less than 14 day written notice is received, Augmedix will make good faith efforts to accommodate such requests but does guarantee availability of such service.

c.	Invoicing

All amounts due will be invoiced monthly in arrears in accordance with the Agreement and the terms of this SOW. In the event that service for a particular Authorized User is canceled, any remaining balance will be reimbursed to Client or credited towards payment for another Authorized User.

5. Other Miscellaneous Terms and Conditions

a.	Sales and Use Tax. The parties acknowledge that, as of the Effective Date of this SOW, no law, rule or regulation requires any sales or use taxes to be due or payable as they relate to the Service and Deliverables under this SOW. Therefore no such tax shall be due or included in invoices.

b.	Tax Withholding Requirements. In accordance with Section 4(c) of the Agreement, payments for services under this SOW may be subject to state tax withholding requirements. If the services under this SOW include services performed or payable in California, Augmedix warrants and represents that it has completed, signed and submitted to Client one of the following: (Check applicable box below)

☐	California Franchise Tax Board Form 587 (Nonresident Withholding Allocation Worksheet)

☐	California Franchise Tax Board Form 590 (Withholding Exemption Certificate)

d.	Background Screening Requirements. As required by Section 11(d) of the Agreement, Augmedix represents and warrants that: (Check applicable box below):

☐ Augmedix has successfully completed a criminal background check for each of its personnel and subcontractors providing services under this SOW and has provided Client with documentation of such, in accordance with Exhibit E.

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e.	Insurance Compliance. Augmedix has provided Client with proof of insurance as required under Exhibit C of the Agreement.

(check applicable box below):

☐ Yes

☐ No (If no, explain why not):

f.	Deliveries. Unless specified otherwise by Client, all tangible deliveries, including reports shall be delivered only to the Client’s Business Sponsor or designee at Client’s address shown above.

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IN WITNESS WHEREOF, the parties hereto have caused this Statement of Work to be executed by their respective authorized representatives.

Accepted and Approved by:	Accepted and Approved by:

Dignity Health Medical Foundation	Augmedix, Inc

/s/ Michael Stern	/s/ Pelu Tran
Signature	Signature

Michael Stern	Pelu Tran
Print Name	Print Name

Director, IT Contracting	Cofounder, President, Chief Customer Officer
Title	Title

9/17/15	9/17/15
Date	Date

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ATTACHMENT 1

TO EXHIBIT A

DIGNITY HEALTH SCRIBE POLICY

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Scribe Services

100.2.001

DIGNITY HEALTH

ADMINISTRATIVE POLICY AND PROCEDURE

FROM:	Dignity Health Care Management

SUBJECT:	Scribe Services

EFFECTIVE DATE:	January 17, 2012

REVISED:	May 12, 2010

ORIGINAL EFFECTIVE DATE:	May 12, 2010

REPLACES:

APPLIES TO:	System Offices: ☐
Acute Care Entities: ☒
Non-acute Care Entities: ☒

I.	POLICY:

Physicians may be permitted to utilize the services of qualified, trained and competent clerical staff referred to as scribes (“Scribes”) to improve medical record documentation speed and accuracy. The supervising physician is ultimately responsible for all documentation in the medical record. including the entries made by the Scribes. The supervising physician must ensure that all documentation in the medical record conforms with Hospital policy, the requirements of the Joint Commission and applicable legal requirements. Under no circumstances may Scribes provide clinical services.

II.	PURPOSE:

The purpose of this policy is to establish Dignity Health requirements for the use of Scribes in a clinical setting at Dignity Health facilities.

III.	PROCEDURES:

A.	Scribes are not licensed healthcare providers and do not perform any clinical or medical tasks (no direct patient care). The supervising physician is responsible for all medical care provided to the patient. It is the responsibility of the supervising physician to ensure that the Scribe does not perform any clinical or medical task. To avoid confusion. Scribes shall not be given any title that includes the word “clinical.”

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Scribe Services

100.2.001

B.	Scribes may accompany the physician or non-physician provider (NPP) during his/her duties, including patient care. The supervising physician or NPP must introduce the Scribe to each patient upon initial presentation.

C.	The Scribe’s duties must be performed under direct supervision of the physician. He/she may not act independently of the supervising physician.

D.	Scribes assist the physician and NPP staff by making entries into the medical record. Scribes will function as transcriptionists and transcribe verbal or written information provided by the physician or NPP directly into the hospital medical record or any written documentation forms used by the Hospital. The medical record may be electronic or paper. All entries must be legible.

E.	All medical records that contain documentation by a Scribe must be reviewed and approved by the supervising physician and contain countersignature with date and time stamp in the form of an attestation statement indicating that the supervising physician has reviewed the entries, agrees with the entries and approves the entries made by the Scribe as if the entries were directly written by the supervising physician. The attestation must read, at a minimum: “I have read the [medical record] [Scribe entries). I approve the care and treatment provided to this patient. as recorded by the Scribe(s).” Such review and approval must be signed and dated by the physician before the patient is discharged or transferred from the Hospital department where the patient is receiving care (e.g., the Emergency Department).

F.	If the Scribe is performing services for an NPP. the NPP must ensure that the entries made by the Scribe accurately reflect the NPP’s services for the patient. In such cases. the Scribe entries related to the NPP’s activities must be signed, dated and timed by the NPP before the patient is discharged or transferred from the Hospital department where the patient is receiving care.

G.	The Scribe’s job duties may include only the following, as requested by the physician or NPP:

1.	The Scribe may document the history of present illness (HPI) and physical examination (PE) performed by the physician or NPP, as dictated by the physician/NPP.

2.	The Scribe may document procedures performed by the physician or NPP, as dictated by the physician/NPP.

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Scribe Services

100.2.001

3.	The Scribe may record procedures performed by the physician or NPP, results, progress notes and information for the physician treatment records, as dictated by the physician/NPP.

4.	The Scribe may transcribe proper diagnoses and discharge/follow-up instructions, as dictated by the physician/NPP.

5.	The Scribe may provide the patient with pre-printed questionnaire regarding the patient’s past medical, social and family history.

6.	The Scribe may check on progress of lab, x-ray or other test/evaluations in order to expedite physician/NPP decision making regarding the patient.

7.	The Scribe may retrieve reports and other information and present them to the physician/NPP in printed or electronic format for physician/NPP review.

8.	The Scribe may access medical records on behalf of the supervising physician/NPP for treatment purposes only.

9.	The Scribe may only sign-on to any electronic medical record using the Scribes individual log-on and password.

10.	The Scribe may fax treatment summaries to the patient’s private physician or next provider(s) of care and document such faxing in the medical record.

11.	The Scribe may provide simple kindnesses. without any clinical impact, for patients (for example: obtaining a blanket for a patient).

H.	The following activities are prohibited:

1.	The Scribe may not transcribe or write any orders into the medical record.

2.	The Scribe may not write prescription orders for the physician/NPP to sign.

3.	The Scribe may not ask the patient any questions about the patient’s medical condition, medical history, family history or anything else that is related to the patient’s treatment or reason for visiting the hospital.

4.	The Scribe may not provide any services that are within the scope of practice of a licensed health practitioner.

5.	The Scribe may not access or view confidential laboratory results.

I.	The Scribe must meet the Dignity Health Human Resources requirements for contractors working in the Hospital, including HIPAA privacy training and criminal background checks. Meeting these requirements is the responsibility of the Scribe’s employer. A Hospital should cross-reference its applicable Human Resource policies regarding the health and background screenings required of third-party contractors working in the Hospital.

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Scribe Services

100.2.001

J.	A hard copy verification of the qualification and requirement standards must be maintained on site at the Hospital and be readily available, including acknowledgement of all trainings and a copy of the Hospital Network Usage Policy signed by the Scribe.

K.	The Scribe will be given appropriate access to the electronic or paper medical record. The Hospital Medical Staff office will provision the Scribes for the electronic medical record entry. in accordance with this policy. The Scribe will not have access to any computerized order entry and will only be able to chart in the electronic medical record or paper record. The Scribe role will be regularly audited according to Dignity Health auditing policies.

L.	All relationships with Scribes and/or Scribe Programs must receive Legal Department review prior to becoming operational.

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EXHIBIT B
PRICING

a.	Fees will be charged and assessed for Authorized User beginning on the go-live date, but not before such date unless otherwise agreed by the parties.

b.	Augmedix and Client shall by mutual agreement classify Authorized Users into the following billing categories, based on the expected number of service hours used:

Billing Category	Monthly Charge*
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

*	Augmedix shall bill the Client for each Authorized User at the applicable rate set forth above.

*	If Client has Authorized Users using over 140 service hours per month. such extra service hours shall be billed to Client at a rate of [*] per service hour used over the 140 hour allocation.

*	These fees may not be changed in the event Augmedix is unable to use Scribes outside the jurisdiction of the United States of America as a result of Security Incident.

c.	At 90 days after the initial classification of Authorized Users into billing categories, and every 90 days thereafter, Augmedix reserves the right to re-classify an Authorized User into a different billing category if such Authorized User uses, on average, more than the upper limit or less than the lower limit of service hours based on his/her last billing category classification for each such 90 day period. By way of example, an Authorized User who was classified as “Up to 110 service hours per month” before the go-live date but on average has used 120 Service hours per month in the 90 days since the go-live date can be re-classified by Augmedix to the “Up to 140 service hours per month” billing category and will incur a monthly charge of [*] for the next 90 day period (and 90 day periods thereafter, assuming a similar 120 service hour per month usage).

d.	Fees and charges paid by Client under this SOW are non-refundable. All payments will be made in US dollars.

e.	Augmedix reserves the right to raise the fees incurred under this SOW by up to [*] upon the yearly anniversary of the Effective Date and every yearly anniversary thereafter.

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EXHIBIT C

INSURANCE

A. General Requirements. Within ten days after the Effective Date or upon request, Augmedix shall provide to Dignity Health evidence of all insurance required hereunder. All policies and certificates of insurance will be written as primary policies with Services performed and deliverable items produced by Augmedix and its subcontractors and not written as policies contributing to, or to be used in excess of Dignity Health’s insurance policies or any self-insurance program in which Dignity Health may participate with respect to such Software and Services. The insurance requirements under this section are mandatory; failure of Dignity Health to request certificates of insurance will not constitute a waiver of Augmedix’s obligations and requirements to maintain the minimal coverage’s specified. In the event of any modification, termination, expiration, non-renewal or cancellation of any of such insurance policies, Augmedix shall give written notice thereof to Dignity Health not more than ten (10) days following Augmedix’s receipt of such notification. In the event Augmedix fails to procure. maintain or pay for the insurance required under this section, Dignity Health will have the right, but not the obligation, to obtain such insurance. In such event, Augmedix shall promptly reimburse Dignity Health for the cost thereof upon written request, and failure to repay the same upon demand by Dignity Health will constitute a material breach of the Agreement.

B. Types and Amounts. During the term of this Agreement, and at its own cost and expense, Augmedix shall obtain and maintain the following insurance coverages or self-insurance:

●	Commercial General Liability insurance, including products/complete operations and advertising injury coverage, with a minimum combined single limit of [*] per occurrence and minimum general annual aggregate limit of [*];

●	Comprehensive professional liability insurance covering the liability for financial loss due to error, omission or negligence of Augmedix, with a minimum amount of [*] and not less than [*] in the annual aggregate;

●	Workers’ compensation insurance and other insurance as required by statutes in the states in which the work will be performed. Coverage will include Employers Liability with a limit not less than [*] for each occurrence;

●	Business Automobile Liability Insurance covering owned, non-owned and hired vehicles with a combined single limit of not less than [*] per accident for bodily injury and property damage; and

●	Network Security Liability and Privacy Liability including expenses associated with data breach, cyber-crime, cyber-security and related thereto the investigation, remediation, notification costs, credit monitoring, call center expenses, public relations expenses and legal costs in an amount not less than [*] per occurrence and [*] annual aggregate.

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If Augmedix purchases “claims made” insurance, all acts and omissions of Augmedix and its representatives and agents, will be, during the term of this Agreement, “continually covered” notwithstanding the termination of this Agreement or the provisions of this Agreement allowing Augmedix to purchase “claims made” insurance coverage. In order for the acts and omissions of Augmedix and its representatives and agents to be “continually covered” there must be insurance coverage for the entire period commencing on the Effective Date of this Agreement and ending on the date that is at a minimum of three (3) years after the final date that this Agreement is effective, including any extensions or renewals hereof, and such insurance must satisfy the liability coverage requirements provided for in this Agreement. Augmedix acknowledges and agrees that the provisions of this Exhibit C may require Augmedix to purchase “tail insurance” if its coverage lapses or “nose insurance” and/or “tail insurance” if Augmedix changes insurance carriers, even after this Agreement is terminated.

Subcontractors. Augmedix agrees to require any Subcontractor it uses to perform work at Client’s premises, if any, to carry, or Augmedix shall carry on behalf of said Subcontractors, at a minimum, the following limits of insurance:

●	Workers’ Compensation and other insurance in the amount required by statute in the state in which the work will be performed;

●	Commercial General Liability Insurance, including independent contractors coverage, written on a broad form basis in a combined single limit of [*] per occurrence with an annual aggregate of not less than [*]; and

●	Business Automobile Liability Insurance, if applicable, covering any auto with a combined single limit of not less than [*].

Policy Requirements. Client will be listed on all such insurance policies obtained by Augmedix (except Worker’s Compensation) as “Additional Insureds” up to the amount required of Augmedix in this Exhibit C. Augmedix shall similarly require certain Subcontractors to list Client as “Additional Insureds” if Augmedix does not carry on behalf of such Subcontractors the insurance required in this Exhibit C. The provisions of this Exhibit C will not be deemed to limit the liability of Augmedix hereunder, or limit any rights that Client or any Client affiliates may have, including, rights of indemnity or contribution. Notwithstanding any other provisions of this Agreement, the provisions of this Exhibit C will survive termination of this Agreement.

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EXHIBIT D

BUSINESS ASSOCIATE EXHIBIT

The parties agree that, under this Exhibit, Augmedix (“Business Associate”) shall have all the rights and obligations of a “Business Associate,” as defined in HIPAA (defined below), and Dignity Health (“Dignity Health”) affiliated covered entity, which includes Client (“Covered Entity”), shall have all the rights and obligations of a “Covered Entity,” as defined in HIPAA.

1. Definitions. All capitalized terms not defined herein shall have the meaning ascribed to them by HIPAA (defined below), including Business Associate, Covered Entity, Limited Data Set, Data Aggregation and Designated Record Set.

(a) “Breach” shall mean the unlawful or unauthorized access to, viewing, acquisition, use or disclosure of PHI.

(b) “HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996 (Public Law 104-191), Title XIII of the American Recovery and Reinvestment Act of 2009 (Public Law 111-005) and the rules, guidance and regulations promulgated thereunder, as amended from time to time, including 45 Code of Federal Regulations, Parts 160 and 164.

(c) “Patient” shall have the same meaning as the term “individual” under HIPAA and shall include a person who qualifies as a personal representative.

(d) “Protected Health Information” (“PHI”) shall have the meaning given to such term under HIPAA and shall include any information, whether oral or recorded in any form or medium, limited to the information created or received by Business Associate from or on behalf of Covered Entity (i) that relates to the past, present or future physical or mental health condition of the patient, the provision of health care to patient, or the past, present or future payment for the provision of health care to patient; and (ii) that identifies the patient or with respect to which there is a reasonable basis to believe the information can be used to identify the patient.

(e) “Secretary” shall mean the Secretary of the U.S. Department of Health and Human Services or her/his designee.

(f) “Security Incident” shall mean any accidental, malicious or natural act that: (i) Results in a Breach of any PHI or credit card information; or (ii) Adversely impacts the functionality of the Dignity Health network; or (iii) Permits unauthorized access to the Dignity Health network; or (iv) Involves the loss or loss of control of a Dignity Health owned or managed information technology resource; or (v) Involves the use of Dignity Health technology resources for illegal purposes or to launch attacks against other individuals or organizations; or (vi) Impacts the integrity of Dignity Health’s files or databases including, but not limited to: (1) interface failures; (2) inadequate testing or change control procedures; or (3) other failures which result in the deletion or unauthorized changes to an electronic database. A “Security Incident” shall not include any attempted access of system operations in an information system by a Packer Internet Groper (PING) program.

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(g) “State” shall mean the state in which the Covered Entity is located.

(h) “Subpart E” shall mean 45 Code of Federal Regulations, Part 164. Subpart E, which consists of Sections 164.500 et seq., as amended from time to time.

2. Permitted Uses and Disclosures by Business Associate

(a) For Covered Entity. Except as otherwise limited in the Agreement and this Exhibit, Business Associate (i) shall create, maintain, transmit, access, use or disclose PHI only for the benefit of Covered Entity and to Perform functions, activities, or services as specified in the Agreement, and (ii) shall not use or disclose PHI in a manner that would violate HIPAA if done by Covered Entity. To the extent Business Associate is to carry out one or more of Covered Entity’s obligations under Subpart E of 45 CFR Part 164, Business Associate shall comply with the requirements of Subpart E that apply to Covered Entity in the performance of such obligations.

(b) Minimum Necessary. Business Associate shall use only the minimum amount of PHI necessary to perform the specified functions, activities or services, in accordance with Covered Entity’s minimum necessary policies and procedures. In the event of inadvertent access by Business Associate to more than the minimum necessary amount of Covered Entity’s PHI, Business Associate will: (i) treat all such PHI in accordance with the Agreement and this Exhibit; (ii) promptly notify Covered Entity, in accordance with paragraph 3(d) below, of such access; (iii) erase, delete, and/or return such PHI as quickly as possible; and (iv) take all necessary actions to prevent further unauthorized access to PHI beyond the minimum necessary amount.

(c) Management of Business Associate. Except as otherwise limited in the Agreement or this Exhibit, Business Associate may use or disclose PHI for its proper management and administration or to carry out its legal responsibilities, provided that (i) the disclosure is required by law, or (ii) the Business Associate obtains reasonable assurances from the person to whom the information is disclosed that such information shall remain confidential and be used or further disclosed solely as required by law or for the purpose of assisting Business Associate to meet Business Associate’s obligations under the Agreement. Business Associate shall require any person to whom PHI is disclosed under this subsection to notify Business Associate of any instance of which it is aware in which the confidentiality or security of the PHI has been breached.

(d) Data Aggregation. Except as otherwise permitted in the Agreement and this Exhibit, Business Associate may use PHI to provide Data Aggregation services only for Covered Entity.

(e) Compliance with State Laws. Business Associate may use, disclose and access PHI only as permitted by State law, unless such State law is contrary to HIPAA and is preempted by HIPAA in accordance with 45 Code of Federal Regulations Sections 160.201 et seq.

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3. Obligations of Business Associate

(a) Use. Business Associate shall not use or disclose PHI other than as permitted or required by the Agreement, this Exhibit or as required by law.

(b) Safeguards. Business Associate shall use appropriate safeguards to prevent use or disclosure of PHI other than as provided for by the Agreement and this Exhibit. Business Associate shall implement administrative, physical and technical safeguards that reasonably and appropriately protect the confidentiality, security, integrity and availability of PHI that it receives, maintains, transmits or creates on behalf of Covered Entity and that comply with the requirements of HIPAA. In addition, if Business Associate conducts credit card transactions (i) such safeguards shall consist of or include the recommendations of the Payment Card Industry Data Security Standards, found at https://www.pcisecuritystandards.org and (ii) Business Associate shall not store security code (i.e. CVC) information or credit card magnetic strip information in any form.

(c) Mitigation. Business Associate shall promptly mitigate, to the extent practicable, any harmful effect of a use or disclosure of PHI by Business Associate in violation of the Agreement and this Exhibit.

(d) Notify Covered Entity. Business Associate shall promptly notify Covered Entity of any Security Incident or Breach in writing in the most expedient time possible, and not to exceed forty-eight (48) hours in the event of a Breach, following Business Associate’s initial awareness of such Security Incident or Breach. Notwithstanding any notice provisions in the Agreement, such notice shall be made to the Dignity Health Chief Privacy Administrator or his/her designee by means of fax to [*] or by email to [*]. Business Associate shall cooperate in good faith with Covered Entity in the investigation of any Breach or Security Incident.

(e) Breach Notification. Following notification to Covered Entity of a Breach, Business Associate shall promptly cooperate with Covered Entity in determining which entity shall provide any required Breach notification. If the parties agree that Business Associate shall provide any required Breach notification, Business Associate shall provide such notification timely and provide Covered Entity with documentation of Business Associate’s actions, including documentation of the names and addresses of those to whom the notifications were provided.

(f) Access. If Business Associate holds PHI in Designated Record Sets as determined by Covered Entity, Business Associate shall provide prompt access to the PHI to Covered Entity whenever so requested by Covered Entity, or, if directed by Covered Entity, to a Patient in order to meet the requirements. of HIPAA and State Law, as applicable. If requested, such access shall be in electronic format. If Patient requests directly from Business Associate (i) to inspect or copy his or her PHI, or (ii) requests its disclosure to a third party, the Business Associate shall promptly notify Covered Entity’s facility privacy official of such request.

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(g) Amendments. Business Associate shall promptly make amendment(s) to PHI requested by Covered Entity and shall do so in the time and manner requested by Covered Entity to enable it to comply with HIPAA and State Law, as applicable. If Patient requests an amendment to his or her PHI, directly from Business Associate, the Business Associate shall promptly notify Covered Entity’s facility privacy official of such request and await such official’s denial or approval of the request.

(h) internal Records. Business Associate shall promptly make its internal practices, books, records, including its policies and procedures, relating to the use, disclosure, or security of PHI that the Business Associate received from, maintained or created for or on behalf of Covered Entity, available to Covered Entity or the Secretary, in a time and manner designated by Covered Entity or the Secretary, to enable the Secretary to determine compliance with HIPAA.

(i) Accountings. Business Associate shall document all disclosures of PHI and information related to such disclosures as required under HIPAA in order that it may provide an accounting of such disclosures as Covered Entity directs. Business Associate shall: (i) Provide an accounting as required under HIPAA to those Patients who direct their requests to Business Associate; or (ii) Provide the accounting information required under HIPAA to Covered Entity, if so requested by Covered Entity, in the time and manner specified by Covered Entity.

(j) Preservation. Business Associate shall cooperate with Covered Entity and its medical staff to preserve and protect the confidentiality of PHI accessed or used pursuant to the Agreement and shall not disclose or testify about such information during or after the termination of the Agreement, except as required by law.

(k) Destruction. If, during the term of the Agreement, Business Associate wishes to destroy the PHI, it shall notify Covered Entity in writing about its intent to destroy data at least ten (10) days before such date of destruction, and shall comply with the requirements for destruction of PHI found in Section 5(a) of this Exhibit. If Covered Entity requests the return of any PHI, Business Associate shall comply as requested.

(l) HIPAA Compliance. Business Associate shall comply with 45 Code of Federal Regulations Part 164, Subpart C with respect to electronic PHI. The written policies and procedures and documentation required to be maintained by Business Associate under the Agreement, this Exhibit and HIPAA shall be made available to Covered Entity, upon Covered Entity’s request.

4. Effect of Breach of Obligations. If Business Associate breaches any of its obligations. Covered Entity shall have the option to do the following:

(a) Cure. Provide Business Associate an opportunity to cure the breach, to the extent curable, and end the violation within a reasonable time specified by Covered Entity. If Business Associate does not cure the breach or end the violation as and within the time specified by Covered Entity, or if the breach is not curable, Covered Entity may terminate the Agreement; or

(b) Termination. Immediately terminate the Agreement, if Covered Entity reasonably determines that Business Associate (1) has acted with gross negligence in performing its obligations; (2) has willfully violated or is violating the privacy and security provisions of this Exhibit or HIPAA; or (3) is unable to provide, if requested, written assurances to Covered Entity of its ability to protect the confidentiality and security of the PHI. Such termination of the Agreement shall be without prejudice to other legal remedies available to Covered Entity.

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5. Effect of Termination

(a) Disposition of PHI. Upon termination of the Agreement and subject to Section 5(b) below, Business Associate shall promptly return to Covered Entity a copy of all PHI, including derivatives thereof, and shall take all reasonable steps to promptly destroy all other PHI held by Business Associate by: (i) shredding; (ii) securely erasing, or (iii) otherwise modifying the information in those records to make it unreadable or undecipherable through any means. This provision shall apply to PHI in the possession of subcontractors or agents of Business Associate. At Covered Entity’s request, Business Associate shall certify in writing that it has complied with the requirements of this Section.

(b) Infeasible; Survival. If the return or destruction of PHI is infeasible. Business Associate shall promptly notify Covered Entity of the conditions that make such return or destruction infeasible. Upon mutual determination by the parties that return or destruction of PHI is infeasible, the obligations of the Business Associate under this Exhibit shall survive the termination of this Agreement. Business Associate shall limit the further use or disclosure of all PHI to the purposes that make its return or destruction infeasible. If Business Associate subsequently wishes to destroy PHI, Business Associate shall notify Covered Entity in writing about its intent to destroy data at least ten (10) days before such date of destruction, and shall comply with Section 5(a) above. If Covered Entity requests the return of any PHI, Business Associate shall comply as requested.

6. Credit Monitoring. In the event that either party is required by law to notify individuals whose PHI was inappropriately accessed, used, or disclosed by Business Associate, its employees, subcontractor(s) or its agents, and the PHI contains: (i) the individual’s first initial or first name, last name, and social security number; (ii) the individual’s first initial or first name, last name, and driver’s license or state identification card; (iii) the individual’s first initial or first name, last name, account number, credit or debit card number, in combination with any required security code, access code, or password that would permit access to an individual’s financial account; and/or (iv) the individual’s first initial or first name, last name, and PHI, then Business Associate and Covered Entity shall work together to structure a credit monitoring offering commensurate to the risk posed by the breach and Business Associate shall, in any event, pay the costs of credit monitoring for one (1) year for such individuals and the costs and fees related to timely notification in accordance with law.

7. Amendment. The parties agree to promptly modify or amend this Exhibit to permit parties to comply with any new laws, rules or regulations that might modify the terms and conditions herein.

8. General. The Agreement, including this Exhibit and attachments hereto are intended to be construed in harmony with each other, but in the event that any provision in this Exhibit conflicts with the provisions of the Agreement, or its other attachments, the provisions in this Exhibit shall be deemed to control and such conflicting provision or part thereof shall be deemed removed and replaced with the governing provision herein to the extent necessary to reconcile the conflict, except that the indemnity and insurance provisions of this Exhibit (if any) and the Agreement are to be read as separate, concurrent obligations such that Business Associate shall comply with each obligation and one shall not replace the other.

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9. Audits. Upon reasonable notice to Business Associate, Covered Entity shall have the right to inspect and audit Business Associate’s privacy and security controls relating to Business Associate’s compliance with the terms of the Agreement, this Exhibit and HIPAA. Business Associate may impose reasonable restrictions upon Covered Entity’s access to Business Associate’s premises information systems, including but not limited to limiting access only to those information systems which contain Covered Entity’s PHI and limiting access to ensure Business Associate’s compliance with existing confidentiality obligations to its other customers. Such audits shall occur no more often than once per year or after any Breach or Security Incident and only upon a good faith belief by Covered Entity that Business Associate is not in compliance with its obligations under the Agreement, this Exhibit or HIPAA relating to Covered Entity’s PHI. All audits shall be conducted with the least interruption to Business Associate’s normal business operations as feasible. Covered Entity shall be responsible for all costs incurred in order to perform the audit.

10. No Third Party Beneficiary. The provisions and covenants set forth in this Exhibit are expressly entered into only by and between Business Associate and Covered Entity, and are only for their benefit. Neither Business Associate nor Covered Entity intends to create or establish any third party beneficiary status or right (or the equivalent thereof) in any other third party and no such third party shall have any right to enforce or enjoy any benefit created or established by the provisions and covenants in this Exhibit.

11. Indemnity. Subject to Section 19 of the Agreement, Business Associate shall promptly and fully defend, indemnify and hold harmless Covered Entity. its affiliates and respective officers, directors, agents and employees (“Indemnified Parties”) against any claim, demand, liability, loss, fine, penalty, assessment, cost, judgment, award or attorney’s fees, related to (i) the breach of this Exhibit by Business Associate, (ii) the negligent acts or omissions of Business Associate or any employee, subcontractor, or agent of Business Associate, (iii) any related Breach, Security Incident or any cost of notification or remediation relating to notifications required by law, (iv) any wrongful termination or any other claim or action against Covered Entity with respect to the actual or constructive termination by Business Associate of any agent, business associate or personnel employed or contracted by Business Associate, whether or not providing services under the Agreement and (v) any action to enforce this Section (collectively, “Claims”). The Claims covered by this Section shall include Claims made or recovered against the Indemnified Parties and Claims issued in favor of a third party. This Section shall survive the expiration or termination of this Exhibit.

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EXHIBIT E-1

DRUG AND HEALTH SCREENING REQUIREMENTS

Augmedix shall ensure that each of its Augmedix employees and contractors providing Services at any Client facility has met the following requirements before providing the Services. Augmedix will perform all screening required by this Section at Augmedix’s own expense, and Augmedix shall provide certification of completion of all screening upon request. The requirements are as follows:

i. Drugs Screen. Negative result to a 10 panel drug screen (consistent with testing done on a Client facility’s employee, but no less than 10 panel; provided, however, that the parties shall mutually agree on any testing required in excess of 10 panel). The 10 panel drug screen shall include screening for: Amphetamines, Barbituates, Benzodizepines, Cannabindoids (Marijuana), Cocaine Metabolite. Methadone, Oxycodone, Opiates 2000, Phencyclidine and Propoxyphene.

ii. Tuberculosis. A tuberculosis signs and symptoms questionnaire must be completed; and either (A), (B), or (C), as applicable: (A) Two-step TB skin test (“TST”) for individuals with no history of a positive TST who have not been tested in the last 12 months; (B) One-step TST for individuals with proof of a negative TST in the last 12 months; or (C) Chest radiograph for individuals with proof of past positive TST.

iii. Rubella: Documented receipt of one vaccination on or after 1st birthday, serology indicating immunity or documentation of birth before 1957.

iv. Rubeola: Documented receipt of two vaccinations on or after birthday, or serology indicating immunity.

v. Chicken Pox: History, serology indicating immunity, or proof of vaccination.

vi. Hepatitis B: Vaccines, or titer indicating immunity (positive HbsAb level at any point in time), or statement of refusal (consistent with testing on Client facility employees).

vii. Proof of flu vaccination within three (3) months prior to the First day of any individual providing Services at any Client facility and annually thereafter, or written documentation of the individual declining such vaccination because of medical or religious reasons. Notwithstanding any written documentation provided by an individual, if an individual declines to receive the vaccinations set forth in this Section (vii), any Client facility where the individual provides Services may. in its sole discretion, require the individual to wear protective clothing, masks, or take any other actions the Client facility deems necessary while the individual is providing Services at such Client facility.

viii. All other or different screens required by the applicable facility.

ix. Documentation of completion of all immunizations and vaccinations.

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EXHIBIT E-2

BACKGROUND SCREENING GRID

Scope / Applicable	Screening Type	General Description
All Positions	Criminal History	Search of court records to identify past criminal conduct. Shows both misdemeanor and felony convictions.
	OIG/GSA Search	Identifies individuals listed by the government as excluded from participation in Medicare, Medicaid and other federal healthcare. Programs.
	Sex Offender Search	Identifies registered sex offenders (national database search)
	SSN Trace and Validation (or analogous validation in non-US jurisdictions)	Lists names and addresses associated with SSN and confirms validity of the SSN.
	Employment Verification	Verification directly from past employers including dates of employment, position & salary history.
	Reference Interview	Through personal interviews, obtains and reviews information regarding candidate’s capabilities and work history.
Positions Director Level and Above	Professional License Verification	Verification with Licensing Board or Agency. Shows status, dates, to whom issued and whether adverse action has been taken against license.
	Education Verification	Verification of institution attended, dates of attendance, degrees and/or credential earned, and major area of study.
Driving Positions	Motor Vehicle Records Examination	Shows motor vehicle driving violations, license suspensions, restrictions and revocations and driving related convictions. Varies by state.
	Vehicle Insurance Verification	Verification of vehicle insurance.
Data Sensitive Positions (DSP) include:

1. Positions with access to credit card information and transactional systems from multiple transactions;
2. Positions involving Payroll, Human Resources, Finance, Information & Technology, Security, and Compliance.	Civil History	Review of court records by name, county, or jurisdiction to detect law suits, restraining orders, and other civil court activity.
	Federal Civil Search	Search of court records to identify bankruptcies, tax liens and other adverse information.
	Credit History Examination	Identifies if an applicant has any accounts in collections, open loans, inquiries made by third parties, etc., by accessing credit bureau information.
	Federal Criminal History	Search of federal court records to identify past criminal conduct.
	Drug Testing / Health Screening	Tests for presence of some prescription and illegal substances as required by the Client facility where the Services are being provided. Confirm completion of those health screens required by the applicable Client facility.

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EXHIBIT F

BACKGROUND SCREENING SCORING GUIDELINES

Definitions

●	Non-Conviction: Any disposition other than a plea of guilty, no contest or a finding of guilt. Non-Convictions can be one of three categories.

o	Passing: Non-Conviction leading to charge being dismissed, Nolle Prosse, Nolle Prosequi, Expunged, Not Guilty verdict or acquittal of defendant.

o	Failing: Any adjudication withheld/deferred where the charge was not dismissed, expunged, Nolle Prosse or Nolle Prosequi.

o	Provisional: Any active or pending case.

●	Passing Disposition: Any Non-Conviction disposition leading to the case being dismissed. None Prosse, Nolle Prosequi, Expunged, Not Guilty verdict or acquittal of defendant.

●	Failing Disposition: Any disposition resulting in a Conviction or Non-Conviction (adjudication differed/withheld) that has not led to the case being dismissed or expunged.

Pass

Score all candidates as “Pass” for the following conditions:

●	Any Misdemeanor or Felony crime with a Passing Disposition.

●	Any misdemeanor (or lower) traffic violations (DUI is not considered a traffic violation).

●	Any Misdemeanor with a disposition date older than 7 years, with the exception of any Misdemeanor violent crimes, nonconsensual sexual crimes, and crimes against children with a Failing Disposition.

●	For Client facilities located in California:

o	Any Misdemeanor Marijuana offense over 2 years old in the state of California.

Provisional (such applicants may be approved for hire upon consultation with Client Human Resources and legal counsel) Score all candidates as “Provisional” for the following conditions:

●	Any Misdemeanor or Felony case that is currently active or pending.

●	Any SSN Trace where SSN was reported used in Death Benefits Claim.

●	Any outstanding warrants.

●	Any Felony with a failing disposition that is greater than 7 years old.

●	Any Misdemeanor crime with a Failing Disposition greater than 2 years*.

●	Any Bankruptcy within the last ten years or tax liens, accounts past due or accounts in collections within the last seven years.

●	Any other finding determined to be significant enough for further review.

Fail

Score all candidates as “Fail” for the following conditions:

●	Any case with a Failing Disposition for Misdemeanor or Felony violent crimes, nonconsensual sexual crimes, and crimes against children regardless of elapsed time from disposition date.

●	Any other Felony crime with a Failing Disposition within the last 7 years.

●	Any Misdemeanor crime with a Failing Disposition within the last 2 years*.

●	Any Controlled Substance Offense (misdemeanor or felony) with a Failing Disposition within the last 7 years*.

Client facilities in California: Exclude misdemeanor marijuana convictions more than 2 years old.

Note: The above guidelines shall be applied only upon individual review of each screening record and in any event in compliance with all applicable laws and regulations.

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Storage SOP	Effective DECEMBER 18, 2015.

Augmedix & Dignity Health.

Storage SOP.

This document serves as the SOP1 only in regards to Content (as defined below) and Storage (as defined below) for Dignity Health and its Affiliates (as defined in the Services Agreement) (all entities herein referred to as “Dignity”) and Augmedix as to services provided under the Services Agreement dated July 15, 2015 (the “Services Agreement”) and any relevant SOWs entered into under the Services Agreement between Augmedix and Dignity Health or Dignity Health Medical Foundation (the “SOWs”).

For clarity, this document fulfills the requirements and serves as the master control document for Sections 6(f) and 18(c) of the Services Agreement, and as it relates to data retention and Storage for Sections 1(a), 2(b)(2) and 2(b)(3) of the SOWs.

Previous History

When Augmedix first began providing services for Dignity, its solution operated on a streaming-only basis – audio/video that was transmitted by the wearable device (in this case, Google Glass) would be sent to its final destination without any caching or storing of the content. The same principle applied to any content sent by Augmedix to a provider over the Google Glass unit. For the purposes of this SOP, “Content” refers to the audio/video feed or images transmitted by the Augmedix-supplied device worn by the medical provider (“Google Glass”), and information sent by a scribe to a medical provider on Google Glass, including Cards (as defined below). For purposes of this SOP, Content explicitly excludes any metadata created by such transmissions.

Current Status in 2015

Augmedix uses Storage to improve and enhance the services it is able to provide customers such as Dignity. “Storage” or “Stored” refers to the caching/storage of Content in an encrypted format for up to 72 hours; such caching/storage may occur on the Google Glass device or on a U.S.-based server owned by Augmedix or an appropriate third-party provider, as retained by Augmedix (at the time of this SOP, such providers are Amazon Web Services and TrueVault).

Storage enables the following features, which would otherwise not be available:

●	WiFi Continuity. Allows authorized Augmedix personnel (including personnel of authorized third party contractors) to view Content in non-real time of its creation (for up to 72 hours) in order to fill in documentation gaps or conduct QA that would otherwise not be possible due to network connectivity issues.

[1]	As defined in Schedule 1, Item 12 of the Services Agreement.

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Storage SOP	Effective DECEMBER 18, 2015.

●	Card Persistence. “Cards” are the manner by which scribes communicate with medical providers using Google Glass – text and/or images appear on the heads-up display of Google Glass. There are many instances where Cards need to be loaded and prepared either ahead of a patient visit or viewed by a provider after a patient visit. Card persistence allows these Cards to be Stored such that they can be accessed by a provider or authorized Augmedix personnel in non-real time from the creation of the cards. Cards may not be Stored for more than 72 hours.

●	QA and Training. In order to assure excellent documentation for Dignity and scale the Augmedix solution for Dignity in a reliable way, authorized Augmedix personnel may view Content that has been Stored and produce draft workproduct that is Stored in order to facilitate such activities.

Data Retention

Content, Cards, and draft workproduct (i.e. the text that is written by a scribe to be entered into the EHR) is held only for up to 72 hours and may be deleted sooner than 72 hours. After 72 hours, settings are in place to automatically delete any such Content, Cards or draft workproduct that has been Stored.

Except as authorized, permitted or otherwise obligated by the Services Agreement, SOW or Business Associate Agreement, such aforementioned Storage in its limited capacity is the only data retained by Augmedix. The patient record is ultimately retained by Dignity in the EHR.

Limitations; Future Offerings

Currently, Augmedix does not have the technical capacity to send digital copies of Content to Dignity – all Content can only be accessed through the Augmedix Scribe Portal by authorized Augmedix personnel, and such Content is retained for only up to 72 hours. Both parties understand and acknowledge that, except as required by law, requests for Content in a manner and form accessible by Dignity are by extraordinary exception outside the scope of usual business or other understandings.

Augmedix understands that Dignity may want to request and receive copies of Content in certain situations. Once such a capability is reached (a rough estimate suggests Q4 2016), Augmedix will create a Content access protocol by which such Content can be requested, archived and securely delivered to appropriate Dignity personnel.

Content access protocol is envisioned to be as follows: in emergency situations, an authorized Dignity representative contacts Augmedix through the appropriate channel as soon as possible, with the understanding that Content will be erased by the 72 hour mark. If such contact occurs and Content is still available, Augmedix will take commercially reasonable efforts to set up a system in which requested Content can be flagged, archived and securely delivered to appropriate Dignity personnel.

Disclaimer

Notwithstanding anything to the contrary in this SOP, if any party hereunder is obligated by applicable law to preserve the Content or otherwise notifies the other party of such obligation, the parties shall cooperate to ensure the preservation of the Content for as long as necessary as required by applicable law.

REVIEWED AND APPROVED BY LEGAL COUNSEL OF BOTH AUGMEDIX AND DIGNITY AS OF DECEMBER 18, 2015.

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EXHIBIT A

STATEMENT OF WORK (SOW)

AUGMEDIX EXPANSION PROJECT

This Statement of Work (“SOW”), entered into by and between Dignity Health Medical Foundation (a Dignity Health Affiliate) and Augmedix, Inc. (jointly “Parties”), is effective as of July 15, 2015 (the “SOW Effective Date”) and is a supplement to the Services Agreement dated July 15, 2015 (the “Agreement”) by and between Dignity Health with a place of business at 185 Berry Street, Suite 300, San Francisco, California 94107 (“Client”), and Augmedix, Inc., a Delaware corporation with its principal offices at 1161 Mission St, Suite 210, San Francisco, CA 94103 (“Augmedix”), and is hereby made a part of the Agreement. To the extent this SOW is inconsistent with the terms of the Agreement, the terms of the Agreement will prevail. All capitalized terms used in this SOW and not defined herein shall have the meaning assigned to such terms in the Agreement. Notwithstanding any prior agreements, the Parties hereby agree that as of the SOW Effective Date, the Services Agreement dated November 7, 2013 between the Parties, including all amendments and statements of work thereunder, are deemed terminated and superseded by the Agreement (described above) between Dignity Health and Augmedix. This SOW replaces all prior SOWs by and between the Parties with an effective date prior to July 15, 2015.

Client’s Business Sponsor (name of executive): Robert Folden, Executive Director, DHMF North State

Primary Client Contact: [*], Director of Clinic Operations

1. Overview and Definitions

a.	Augmedix Solution Overview

With the introduction of Electronic Health Record (“EHR”) systems, licensed physicians (“Provider(s)”) are increasingly required to interact with technology during a patient session. Providers often spend hours completing documentation in their patients’ charts. Depending upon the Provider’s practice style, this might get accomplished during office hours, in between patient sessions, or after hours.

Augmedix shall ensure that the Augmedix Solution will enable: (a) Scribes to readily perform Scribing activities in accordance with Dignity Health’s Policy, this SOW and the applicable SOP, and (b) Providers wearing the Augmedix Google Glass to readily and securely communicate electronically live audio, video and/or data during a patient session/encounter with a Scribe.

Augmedix shall utilize the Google Glass platform as a means to pass-through audio, video, and data to and from remote Scribes located at a Designated Augmedix Facility (as defined below) or on-site at the Client facility, as applicable. Scribes will complete much of the documentation that Providers do themselves today, in real-time, during a patient session and will input that data directly into the applicable Client EHR.

b.	Project Overview

This project is a collaborative effort between Augmedix and Client, to undertake deployment of the Augmedix Solution at authorized Client Facilities, with direct participation of certain designated Providers of Client.

Client Facilities utilize EHRs which can be common between facilities or unique to a specific facility.

When performing the Services, Scribes will always be located at the Designated Augmedix Facility or on-site at the Client facility and will be scribing directly into the respective EHR.

Scribes will work with Client’s on-site staff to incorporate patient education into the registration process, as well as to capture post-appointment feedback with respect to patient satisfaction and comfort with the interaction between patient and Provider during a patient session.

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During each phase described below, Augmedix’s team will conduct interviews with the participating Providers to measure their satisfaction, interaction and capture efficiencies gained by introducing the Augmedix Solution.

2. Services and Deliverables

a.	Commencing on the Effective Date of this SOW, Augmedix shall perform the following services and provide the following Services and Deliverables to Client:

(I)	Implementation. Augmedix shall perform implementation Services in accordance with Section 2(c) below.

(2)	Scribing. Scribing is to be performed by Augmedix Scribes. Augmedix shall facilitate coordination of Scribing integration into the EHR, in pending status, awaiting the Provider’s review, finalization, and approval.

(3)	Formatting. Augmedix shall transfer Scribing results into the format requested by Client.

b.	Certain Requirements

(1)	Augmedix shall provide the necessary Augmedix Google Glass Devices and Embedded Software for the Authorized Users.

(2)	Any and all Client Hardware (including servers) used to implement and operate the Augmedix Solution will remain on Facility premises at all times. Audio, video, and data content will be generated and used only in real time during a patient session using the Augmedix Google Glass Device which will be encrypted both at rest and during the session, and, in any event, at all times in accordance with the RSAM documents and the SOP, which when finalized or updated by the parties are deemed incorporated herein by reference. For purposes of this SOW, “real time” means streaming without caching, storage or retention of the content, except for caching in encrypted form on the Augmedix Google Glass Device as permitted by this Agreement when the wife connection to the Designated Augmedix Facility is unavailable and other caching and storage specifically permitted under the SOP.

(3)	The SOP will comply with all of the requirements of the Agreement, this SOW and Client’s Scribe Policy. Any content in the SOP that conflicts with a requirement in any of the foregoing shall only be valid when approved in writing by Augmedix and Client’s Business Sponsor, legal counsel and if it pertains to a privacy matter, its Facility Privacy Official.

(4)	Augmedix will ensure that all Scribes complete all training on relevant Dignity Health policies and software applications, as requested by Dignity Health, and comply with all Dignity Health policies applicable to the Services, including without limitation, Dignity Health’s scribe policy, which is attached to this SOW as Attachment I (Dignity Health Scribe Policy), which poll.cy may be updated from time to time by Dignity Health.

c. Certain Augmedix Responsibilities

(1)	Augmedix shall install and configure the Software onto the Hardware under the supervision and with the support of the appropriate Client-designated personnel. As part of the implementation Services, Augmedix shall complete collection of physician and site preferences. technical site evaluation, IT infrastructure setup, and deployment of on-site Augmedix Scribe trainers and Augmedix Scribes as needed, and onboarding of Authorized Users and Augmedix personnel (including Scribes). Augmedix shall perform all other services necessary to implement the Software, Hardware, and Services so that they can be used in full production.

(2)	Augmedix shall notify Client when the implementation Services described above are complete. Client will have the right to test the Software, Hardware and Services as implemented. Augmedix shall promptly correct any errors or deficiencies. The Software, Hardware, and Services will not be deemed accepted unless and until Client notifies Augmedix of its acceptance, provided however that for acceptance after the first implementation with respect to each Facility EHR or new version thereof, the Software, Hardware and Services for each implementation will be deemed accepted if Client does not reject them after five (5) business days of production use following notification by Augmedix that such implementation Services are complete. Go-live date for each Authorized User will occur upon first productive use by that Authorized User following notice from Augmedix that all implementation services are complete for that Authorized User, unless disputed by Client within five (5) business days after such notice.

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(3)	Augmedix shall provide the Augmedix Google Glass and all technical support for it.

(4)	Augmedix shall ensure that the Augmedix Designated Facility meets the requirements of the relevant security document (i.e. RSAM for Augmedix Designated Facilities located in the United States and the Offshore Diligence Document for Augmedix Designated Facilities located overseas) at all times.

(5)	Augmedix shall ensure that all data and content (including audio and video content) generated or collected by the Augmedix Google Glass Devices will at all times be encrypted and streamed in encrypted form through the Facility Wi-Fi network and to the Designated Augmedix Facility via the internet.

(6)	Augmedix shall ensure that EHR entries created by Scribes will at all times be transmitted in encrypted form from the Augmedix Designated Facility to the Facility EHR.

(7)	All hardware used by the Scribes will remain at all times within the premises of the Augmedix Designated Facility. Augmedix and Scribes will not remove any hardware from the Augmedix Designated Facility premises.

(8)	Augmedix shall provide appropriately configured Augmedix Google Glass devices, loaded with Software. Augmedix shall replace this hardware as needed and to offset normal hardware wear and tear. If Client so chooses to utilize prescription lenses for a particular Authorized User, Augmedix shall supply the appropriate frames for the Authorized User or the Client to pay for. The Authorized User or the Client must then oversee the custom creation of lenses and installation. Augmedix shall make best efforts to assist with these lens installation logistics. Augmedix shall also provide appropriate numbers of external batteries and USB cables.

(9)

Augmedix shall be responsible for ensuring the availability and functionality of sufficient Augmedix Google Glass Devices and other Hardware to provide the Services under this Statement of Work. The Augmedix Google Glass Devices and other Hardware provided for the purpose of the Agreement are owned by Augmedix and will be provided and supported entirely by Augmedix.

(10)	Augmedix shall work together with Client to develop appropriate patient education materials and associated training.

(11)	Augmedix shall provide Standard Operating Procedure (SOP) to configure Google Glass to the Augmedix specification utilizing Client Network.

(12)	Augmedix shall provide invoices to Client in a timely matter. Augmedix shall also respond to billing inquiries promptly and thoroughly.

(13)	Augmedix shall ensure each Scribe is properly trained on Client’s EHR and Client’s data entry standards and policies associated with such data entry and EHR access.

(14)	Augmedix shall obtain the name and contact information of the office manager and/or clinic director for each physician for which Services are performed and shall include that information in each invoice.

d. Client Responsibilities

(1)	schedule, subject to Augmedix’s and each Scribe’s compliance with all applicable policies and Client will provide the remote login capabilities for the Scribe to access the EHR and the patient procedures of Client. Client shall also provide the necessary wife infrastructure and bandwidth to access the internet from Client facilities, as agreed by the parties in writing.

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(2)	Client-designated personnel will provide Standard Operating Procedure (SOP) on Accessing CUR Remotely.

(3)	Client-designated personnel will assist Augmedix in installing and configuring the Software onto the Augmedix’s hardware.

(4)	Client will work together with Augmedix to develop patient education materials.

(5)	Client will provide training to Augmedix personnel pertaining to the use of EHR software.

(6)	Client will arrange for appropriate access and related credentials for Scribes and Scribe trainers to access the EHR and related software.

(7)	(Intentionally omitted)

(8)	Client will designate one or more person(s) at each Client Facility for administrative duties in SOP. Administrative Duties include:

●	Nightly collection of devices (Glass units, battery packs, etc.) for charging and secure storage.

●	Daily distribution of devices for utilization.

●	Handover of Google Glass units to visiting Augmedix personnel for the purposes of software upgrades, audits, or research.

●	Participation on Augmedix or Client initiated audits for the purposes of security or asset verification

●	Point of Contact for Incident Reporting and Client/Augmedix issue resolution.

(9)	Client will be responsible for providing patient education in accordance with applicable laws and regulations. Without limiting the foregoing, Client will make available to patients the education materials, including FAQs, provided by Augmedix and approved in writing by Client. The parties agree to cooperate in timely and jointly reviewing such materials. Client will designate one or more persons at each authorized facility in SOP to administer patient education process for all patients to be seen by an Authorized User. In the event that a patient wishes for the Augmedix Solution to be partially or completely disabled / removed, the Client is responsible for adhering to stated patient preferences. Augmedix shall provide training and support to assist Client with these circumstances.

(10)	Client will designate one or more persons at each authorized facility in SOP to provide Augmedix with long-term and short-term schedules for Authorized Users listed in the SOP.

(11)	Client will provide full EHR audit-trail access to Augmedix. This permits Augmedix to see the precise character-by-character changes made to the EHR (by providers, scribes, other staff, or other systems), with time-stamps and user logs. This access should permit visibility into all EHR documentation associated with the providers listed in the SOP, but subject, however, to the role-based access provided by Client.

(12)	Client is responsible for securing and safeguarding Augmedix-provided Augmedix Google Glass Devices, batteries, and related accessories. If these Google Glass units or related accessories are lost or damaged through usage beyond mere day-to-day use and such loss or damage amounts to negligence by Client, the replacement costs will be billed to the Client.

(13)	Either party may require Authorized Users to wear Augmedix Google Glass Devices while seeing patients for as much as two weeks prior to scheduled initiation of service for that particular Authorized User. This requirement will be upon the request of either party, as reasonably necessary, in an effort to efficiently train Scribes. Each party will ensure that its personnel will comply with these requirements.

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e. Software

(1)	License. Subject to the terms and conditions of this Agreement, Augmedix hereby grants Client and its affiliates, and Client hereby accepts on behalf of itself and its affiliates, a non-exclusive, nontransferable license for Client and its Authorized Users to use the Augmedix Solution and Documentation for the term of this SOW. For the avoidance of doubt, the Software may be used on a concurrent user basis. In addition, Client may retain a copy of all Documentation for its records in perpetuity.

(2)	Restrictions. Without the prior written consent of Augmedix, Client and its affiliates agree not to (nor assist or encourage third parties to): (a) sell, rent, lease, lend, license, sublicense, distribute or otherwise transfer the Software or Documentation to any third party; (b) decompile, disassemble or reverse engineer the Software, in whole or in part; (c) write or develop any derivative software or any other software program based upon the Software, the Documentation or any Augmedix Confidential Information; (d) use the Software to provide processing or other services to third parties, or otherwise use the Software on a “service bureau” basis; or (e) provide, disclose, divulge or make available to, or permit use of the Software or Documentation by any third party without Augmedix’s prior written consent. The Software contains Embedded Software and Client will comply with any applicable license terms and conditions as set forth in Section 2(e)(1) of this SOW.

(3)	Embedded Software Terms and Conditions.

●	Prior to commencement of the Project, Augmedix shall notify Client in writing of all Embedded Software and provide for Client’s review their associated terms and conditions (“Embedded Software Licenses”). As Client proceeds with expansion, Client agrees to comply with all such Embedded Software Licenses that are reasonably acceptable to it, which are required to use the Software licensed by Augmedix hereunder.

●	In addition to the terms and conditions of the Embedded Software Licenses, Client acknowledges the following:

■	EMBEDDED SOFTWARE IS PROVIDED “AS 1S” AND ANY EXPRESSED OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE DISCLAIMED. IN NO EVENT SHALL THE SUPPLIER OF ANY EMBEDDED SOFTWARE OR ITS AUTHOR OR CONTRIBUTORS BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES; LOSS OF USE, DATA, OR PROFITS; OR BUSINESS INTERRUPTION) HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, STRICT LIABILITY, OR TORT (INCLUDING NEGLIGENCE OR OTHERWISE) ARISING IN ANY WAY OUT OF THE USE OF THIS SOFTWARE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

■	Augmedix relies on Embedded Software for proper operation of the Software. Augmedix hereby assigns all assignable warranties and services provided by Embedded Software licensors to Client, if any.

■	If a problem with any Embedded Software affects the performance of the Software in accordance with Documentation, Augmedix shall use commercially reasonable efforts to work with the Embedded Software licensor to resolve the problem.

■	Augmedix warrants that it has obtained all necessary rights for third party software required to operate the Augmedix Solution.

■	Client further agrees to accept the applicable Google Terms of Use prior to its use of the Augmedix Google Glass Device. Furthermore, Client acknowledges that, to the extent permitted by applicable laws, Google shall have no liability for any damages, whether direct, indirect, incidental or consequential, arising from the use of the Google Glass Device, and all warranties with respect to the Google Glass Device, including without limitation, warranties for merchantability, fitness for a particular purpose, and non-infringement are hereby disclaimed.

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3. Term and Schedule of Work Milestones

a.	Term. This SOW shall begin on its Effective Data and continue until terminated as provided in the Agreement. Such term shall be referred to as the “Term” of the SOW.

b.	Milestones:

i.	Services and Deliverables are fully implemented and Scribes are ready to begin full performance under this SOW.
ii.	Acceptance of the Services and Deliverables by each applicable physician and the office manager for each such physician.
iii.	Payment for each physician does not begin until acceptance as described above and go-live have occurred.

4. Fees; Schedule; Invoicing

a.	Fees.

i.	Fees will be charged and assessed for Authorized User beginning on the go-live date, but not before such date unless otherwise agreed by the parties.

ii.	Augmedix and Client shall by mutual agreement classify Authorized Users into the following billing categories, based on the expected number of service hours used:

Billing Category	Monthly Charge*
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

*	Augmedix shall bill the Client for each Authorized User at the applicable rate set forth above.

*	If Client has Authorized Users using over 140 service hours per month, such extra service hours shall be billed to Client at a rate of [*] per service hour used over the 140 hour allocation.

*	These fees may not be changed in the event Augmedix is unable to use Scribes outside the jurisdiction of the United States of America as a result of Security Incident.

iii.	At 90 days after the initial classification of Authorized Users into billing categories. and every 90 days thereafter, Augmedix reserves the right to re-classify an Authorized User into a different billing category if such Authorized User uses, on average, more than the upper limit or less than the lower limit of service hours based on his/her last billing category classification for each such 90 day period. By way of example, an Authorized User who was classified as “Up to 110 service hours per month” before the go-live date but on average has used 120 Service hours per month in the 90 days since the go-live date can be re-classified by Augmedix to the “Up to 140 service hours per month” billing category and will incur a monthly charge of [*] for the next 90 day period (and 90 day periods thereafter, assuming a similar 120 service hour per month usage).

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iv.	Fees and charges paid by Client under this SOW are non-refundable. All payments will be made in US dollars.

v.	Augmedix reserves the right to raise the fees incurred under this SOW by up to [*] upon the yearly anniversary of the Effective Date and every yearly anniversary thereafter.

b.	Scheduling

Prior to initiation for each new Authorized User and each month thereafter, Client shall provide a generic daily schedule for each Authorized User for each day of the following month (“Daily Schedule”).

14 day written notice is required for schedule changes. If less than 14 day written notice is received, Augmedix will make good faith efforts to accommodate such requests but does guarantee availability of such service.

c.	Invoicing

All amounts due will be invoiced monthly in arrears in accordance with the Agreement and the terms of this SOW. In the event that service for a particular Authorized User is canceled, any remaining balance will be reimbursed to Client or credited towards payment for another Authorized User.

5. Other Miscellaneous Terms and Conditions

a.	Sales and Use Tax. The parties acknowledge that, as of the Effective Date of this SOW, no law, rule or regulation requires any sales or use taxes to be due or payable as they relate to the Service and Deliverables under this SOW. Therefore no such tax shall be due or included in invoices.

b.	Tax Withholding Requirements. In accordance with Section 4(c) of the Agreement, payments for services under this SOW may be subject to state tax withholding requirements. If the services under this SOW include services performed or payable in California, Augmedix warrants and represents that it has completed, signed and submitted to Client one of the following: (Check applicable box below)

☐	California Franchise Tax Board Form 587 (Nonresident Withholding Allocation Worksheet)

☐	California Franchise Tax Board Form 590 (Withholding Exemption Certificate)

d.	Background Screening Requirements. As required by Section 11(d) of the Agreement, Augmedix represents and warrants that: (Check applicable box below):

☐	Augmedix has successfully completed a criminal background check for each of its personnel and subcontractors providing services under this SOW and has provided Client with documentation of such, in accordance with Exhibit E.

e.	Insurance Compliance. Augmedix has provided Client with proof of insurance as required under Exhibit of the Agreement.

(Check applicable box below):

☐	Yes

☐	No (if no, explain why not):

f.	Deliveries. Unless specified otherwise by Client, all tangible deliveries, including reports shall be delivered only to the Client’s Business Sponsor or designee at Client’s address shown above.

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IN WITNESS WHEREOF, the parties hereto have caused this Statement of Work to be executed by their respective authorized representatives.

Accepted and Approved by:	Accepted and Approved by:

Dignity Health Medical Foundation	Augmedix, Inc.

/s/ Robust Folden	/s/ Ian Shakil
Signature	Signature

Robust Folden	Ian Shakil
Print Name	Print Name

Executive Director	CEO & Co-Founder
Title	Title

6/14/16	7/3/2016
Date	Date

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ATTACHMENT 1

TO EXHIBIT A

DIGNITY HEALTH SCRIBE POLICY

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AMENDMENT TO THE STATEMENT OF WORK

BY AND BETWEEN

DIGNITY HEALTH MEDICAL FOUNDATION AND AUGMEDIX, INC.

This Amendment, made this July 21, 2017 (“Effective Date”), hereby amends the Statement of Work dated July 15, 2016 (“DHMF SOW”) by and between Dignity Health Medical Foundation (“DHMF” or “Client”), a California non-profit, public benefit corporation, for itself and its affiliate facilities, and Augmedix, Inc., a Delaware corporation, (“Augmedix”).

In consideration of the mutual benefits and promises between the parties, the sufficiency of which each party hereby acknowledges, the DHMF SOW is hereby amended as follows:

1. Services Agreement Date.

The opening paragraph of the DHMF SOW makes reference to a Services Agreement by and between Dignity Health and Augmedix (“Agreement”) but: with an incorrect date of July 15, 2015. The correct date of the Agreement is September 1, 2015 and the erroneous date in the SOW is hereby amended to state the correct date of September 1, 2015. DHMF acknowledges that it is an affiliate of Dignity Health and the parties hereby confirm that the DHMF SOW is subject to the terms and conditions of said Agreement.

2. Effective Date of DHMF SOW. The DHMF SOW was fully executed on July 3, 2016 as shown by the date below the last signature on the SOW, and hence, the DHMF SOW is hereby amended to state its correct effective date which is July 3, 2016.

3. Client Business Sponsor. The Client Business Sponsor for the DHMF SOW shall be: Dr. Davin Lundquist, Vice President-Chief Medical Information Officer, Dignity Health Medical Foundation.

4. Section 4.a.ii, Fees. Section 4.a.ii of the DHMF SOW is hereby deleted and replaced with the following provision, as follows:

ii. Order Form. Client may designate any number of Authorized Users, provided that the applicable Client’s facility site lead completes, and Client signs and submits to Augmedix for countersignature, an Order Form in the format of the template attached hereto as Attachment A, which is incorporated herein by reference. Such Client facility site shall be responsible for the fees and charges billed by Augmedix according to the applicable Authorized User’s billing category and service hours of actual usage of each designated Authorized User under such Order Form. The Order Form shall state the estimated number of service hours used per month by each Authorized User. The billing rates per Authorized User shall be in accordance with the Pricing rates in Exhibit B of the Agreement.

5. Scheduling and Removal of Authorized Users. Section 4.b of the DHMF SOW is hereby deleted and replaced with the following provisions:

i. Daily Schedule. Prior to initiation of each new Authorized User and each month thereafter, Client shall provide Augmedix with online access to a generic daily schedule for each Authorized User for each day of the following month (the “Daily Schedule”).

Fourteen (14) days or more written notice is required for material schedule changes by Client. If less than 14-day written notice is received, Augmedix will make good faith efforts to accommodate such requests but does not guarantee availability of such service.

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ii. Vacations/Leave of Absence. Client shall continue to pay an Authorized User’s monthly fee in the event of a vacation and/or leave of absence of two (2) consecutive weeks or less. In the event Client desires to suspend Services for an Authorized User for more than two (2) consecutive weeks but less than (8) consecutive weeks, and provided that Client provides at least two (2) weeks’ notice of any such vacation and/or leave of absence, Augmedix will continue to hold the Scribe assigned to such Authorized User during his/her absence. Augmedix shall make reasonable efforts to re-assign the Scribe to another Authorized User within DHMF or other Dignity Health Client, and if despite reasonable efforts, no Authorized User is found within Augmedix will not release the assigned Scribe so long as Client continues to pay a minimum monthly fee of [*], prorated for the applicable absence period (“Suspension Fee”). In the event Client desires to suspend Services for an Authorized User for a period of more than eight (8) consecutive calendar weeks or elects not to or fails to pay the Suspension Fee, Augmedix reserves the right to reallocate the Scribe assigned to such Authorized User, and upon resuming the Services, Client shall pay such Authorized Users’ monthly fee during the training and implementation of a new Scribe (for clarity, Client does not pay Authorized Users’ monthly fee during the initial implementation of a Scribe),

iii. Authorized User Swap, At any time after an Authorized. User’s acceptance/go-live date, Client may swap one Authorized User for another upon thirty (30) days’ prior written notice to Augmedix, provided, however, that Client pays (a) the applicable fees for the Services performed through the effective date of termination, and (b) a swap fee of [*].

iv. Removal of Authorized Users. At any time after an Authorized User’s acceptance/go-live date, Client may remove such Authorized User from the Services upon ninety (90) days’ prior written notice to Augmedix, provided, however, that Client continues to pay the applicable fees for the Services performed through the effective date of termination. Notwithstanding the foregoing, if Client desires to remove an. Authorized User due to termination of the relationship between Client and such Authorized User, Client may remove such Authorized User from the Services upon thirty (30) days’ prior written notice, provided that Client notifies Augmedix of the termination and Client pays the applicable fees for Services performed through the effective date of termination.

6. Generic DHMF SOW. As of the Effective Date of this Amendment, the DHMF SOW, as hereby amended, shall apply to all DHMF affiliates and DHMF Authorized Users that participate and avail of the Services and Deliverables under the referenced Service Agreement and each shall execute the required Order Form to avail of Augmedix’s Services.

7. General. This Amendment is hereby incorporated into the DHMF SOW by reference. Except as expressly amended herein, all other terms of the DHMF SOW are hereby confirmed and remain in full force and effect. To the extent that there is any conflict between the terms of this Amendment and those of the Agreement or the DHMF SOW, the terms of this Amendment shall control. This Amendment may be executed in several counterparts, all of which taken together shall constitute one single agreement between the parties and any full and complete copy thereof shall constitute an original. When signed in pen ink, such documents may be delivered by facsimile transmission or by scanned email attachment, and said copies shall be treated in all respects as original.

(Signature page follows.)

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AGREED AND ACCEPTED

DIGNITY HEALTH MEDICAL FOUNDATION		AUGMEDIX, INC.

By	/s/ Michael Stern	By	/s/ Ian Shakil
Name	Michael Stern	Name	Ian Shakil
Title	Director, IT Contracting	Title	CEO
Date	7/26/17	Date	7-20-2017

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Attachment A

ORDER FORM

This Order Form, effective as of the date of the last signature below, is made pursuant to the Statement of Work, including amendments thereto, by and between Dignity Health Medical Foundation (“DHMF” or “Client”) and Augmedix, Inc. for the benefit of Client’s service facility site below. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the DHMF SOW.

Client’s Service Facility: _______________________________________________________________

Service Address: ___________________________________________________________________

Client’s Facility Site Lead: ______________________________________________________

Phone: _______________________________	Email: _____________________________________

Name of Clinician/Authorized Users	Projected Billing Category*	Estimated Monthly Charge**

*	See Exhibit B, Pricing exhibit, of Services Agreement dated September 1, 2015 for Billing: Categories.

**	implementation and training included.

Send this Order Form and related correspondence to:

[*] Enterprise Account Manager

[*]

[*]

DIGNITY HEALTH MEDICAL FOUNDATION	AUGMEDIX, INC.

By	By

Print Name	Print Name

Title	Title

Date	Date

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SECOND AMENDMENT TO THE STATEMENT OF WORK

BY AND BETWEEN

DIGNITY HEALTH MEDICAL FOUNDATION AND AUGMEDIX, INC.

This Second Amendment, made this August 1, 2018 (“Effective Date”), hereby amends the Statement of Work dated July 3, 2016, as amended (“DHMF SOW”), entered into pursuant to the Services Agreement dated September 1, 2015 (“Agreement”), by and between Dignity Health Medical Foundation (“DHMF” or “Client”), a California non-profit, public benefit corporation, for itself and its affiliate facilities, and Augmedix, Inc., a Delaware corporation, (“Augmedix”).

In consideration of the mutual benefits and promises between the parties, the sufficiency of which each party hereby acknowledges, the DHMF SOW is hereby amended as follows:

1. Invoicing. Section 4.c of the DHMF SOW is hereby deleted in its entirety and replaced with the following provisions.

i.	Subject to subsection ii immediately below, the billing period for Authorized Users shall be July 1 of each year through June 30 of the following year, and pro-rated for first time Authorized Users for part of a year.

ii.	Notwithstanding the foregoing or anything to the contrary in the Master Agreement or the SOW, if (a) the aggregate annual fees payable under the Master Agreement exceeds or is likely to exceed [*] but is less than [*] Augmedix shall invoice the total amount under the SOW as divided into [*], the [*] and the [*]; or (b) the aggregate annual fees payable under the Master Agreement exceeds or is likely to exceed [*], Augmedix shall invoice the total amount under the SOW as divided into [*], each invoiced on [*]. To the extent that billing category or billing periods change result in an overpayment or underpayment of Fees for the applicable invoice period, the parties will reconcile any credits owed to, or additional amounts owed by, Client against any prepaid amounts on a quarterly basis.

iii.	In the event that Service for a particular Authorized User is cancelled in accordance with section 4.b.iv of the SOW, any remaining prepayment balance will be credited towards payment for another Authorized User or refunded to Client within ninety (90) days of the effective date of termination. Upon termination of the Agreement, Augmedix will promptly refund Client any prepaid Fees for Services not rendered.”

2. Scribes. The following sentence shall be added at the end of Section 2.c.(13) as follows:

“Upon mutual agreement of DHMF and Augmedix on an Authorized User-by-Authorized User basis, the supporting Scribe shall, upon the express request or direction of the Authorized User, promptly propose an order in the EHR for the Authorized User physician’s review and, if appropriate, his or her signature.”

3. Section 4.a.ii Fees, Restored. A previous Amendment dated July 21, 2017 (“First Amendment”) inadvertently deleted Section 4.a.ii under the section on Fees of the DHMF SOW. The deletion was unintended and Section 4.a.ii, as originally stated in DHMF SOW, is hereby restored in full. The “Order Form” provision that was numbered Section 4.a.ii in the First Amendment is hereby renumbered as Section 4.a.vi of DHMF SOW.

Second Amendment to Statement of Work Augmedix – Dignity Health Medical Foundation SFO 203072	Page 1

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4. General. This Second Amendment is hereby incorporated into the DHMF SOW by reference. Except as expressly amended herein, all other terms of the DHMF SOW are hereby confirmed and remain in full force and effect. To the extent that there is any conflict between the terms of this Second Amendment and those of the Agreement or the DHMF SOW, the terms of this Second Amendment shall control. This Second Amendment may be executed in several counterparts, all of which taken together shall constitute one single agreement between the parties and any full and complete copy thereof shall constitute an original. When signed in pen ink, such documents may be delivered by facsimile transmission or by scanned email attachment, and said copies shall be treated in all respects as original.

AGREED AND ACCEPTED

DIGNITY HEALTH MEDICAL FOUNDATION		AUGMEDIX, INC.

By	/s/ Michael Stern	By	/s/ Ian Shakil
Name	Michael Stern	Name	Ian Shakil
Title	Director, SSRM Contracting	Title	CEO
Date	Aug 3, 2018	Date	Aug 3, 2018

Second Amendment to Statement of Work Augmedix – Dignity Health Medical Foundation SFO 203072	Page 2

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AMENDED AND RESTATED STATEMENT OF WORK (SOW)

This Amended and Rested Statement of Work (“SOW”), effective as of the date of the last signature below (the “SOW Effective Date”), is made pursuant to the Services Agreement dated September 1, 2015 (the “Agreement”) by and between Dignity Health with principal place of business at 185 Berry Street, Suite 300, San Francisco, California 94107 (“Client”), and Augmedix, Inc., a Delaware corporation with its principal offices at 1161 Mission St, Suite 210, San Francisco, CA 94103 (“Augmedix”), and hereby replaces, restates and amends the SOW dated July 15, 2015 between the parties (“DH-SOW-1”). As of this SOW’s Effective Date, DH-SOW-1 is hereby deemed terminated. This SOW is subject to the terms of the Agreement and to the extent this SOW is inconsistent with the terms of the Agreement, the terms of the Agreement will prevail. All capitalized terms used in this SOW and not defined herein shall have the meaning assigned to such terms in the Agreement.

Client’s Business Sponsor (name of executive):	[*] – Mercy Hospital Bakersfield

Primary Client Contact:	[*] – Mercy Hospital Bakersfield

1. Overview and Definitions

a.	Augmedix Solution Overview

With the introduction of Electronic Health Record (“EHR”) systems, licensed physicians (“Provider(s)”) are increasingly required to interact with technology during a patient session. Providers often spend hours completing documentation in their patients’ charts. Depending upon the Provider’s practice style, this might get accomplished during office hours, in between patient sessions, or after hours.

Augmedix shall ensure that the Augmedix Solution will enable: (a) Scribes to readily perform Scribing activities in accordance with Dignity Health’s Policy, this SOW and the applicable SOP, and (b) Providers wearing the Augmedix Google Glass to readily and securely communicate electronically live audio, video and/or data during a patient session/encounter with a Scribe.

Augmedix shall utilize the Google Glass platform as a means to pass-through audio, video, and data to and from remote Scribes located at a Designated Augmedix Facility (as defined below) or on-site at the Client facility, as applicable. Scribes will complete much of the documentation that Providers do themselves today, in real-time, during a patient session and will input that data directly into the applicable Client EHR.

b.	Project Overview

This project is a collaborative effort between Augmedix and Client, to undertake deployment of the Augmedix Solution at authorized Client Facilities, with direct participation of certain designated Providers of Client.

Client Facilities utilize EHRs which can be common between facilities or unique to a specific facility.

When performing the Services, Scribes will always be located at the Designated Augmedix Facility or on-site at the Client facility and will be scribing directly into the respective EHR.

Scribes will work with Client’s on-site staff to incorporate patient education into the registration process, as well as to capture post-appointment feedback with respect to patient satisfaction and comfort with the interaction between patient and Provider during a patient session.

During each phase described below, Augmedix’s team will conduct interviews with the participating Providers to measure their satisfaction, interaction and capture efficiencies gained by introducing the Augmedix Solution.

SFO - 205079

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2. Services and Deliverables

a.	Commencing on the Effective Date of this SOW, Augmedix shall perform the following services and provide the following Services and Deliverables to Client:

(1)	Implementation. Augmedix shall perform implementation Services in accordance with Section 2(c) below.

(2)	Scribing. Scribing is to be performed by Augmedix Scribes. Augmedix shall facilitate coordination of Scribing integration into the EHR, in pending status, awaiting the Provider’s review, finalization, and approval.

(3)	Formatting. Augmedix shall transfer Scribing results into the format requested by Client.

b.	Certain Requirements

(1)	Augmedix shall provide one Augmedix Google Glass Device Kit or SmartPhone Kit (a Kit includes a primary and back-up device) per Authorized User and the Embedded Software for the Authorized Users. In the event an Authorized User deploys the Augmedix Solution at multiple locations, Client shall pay a per-location monthly fee of [*] per Augmedix Google Glass Device Kit or [*] per SmartPhone Kit for any additional devices necessary to Service such additional locations.

(2)	Any and all Client Hardware (including servers) used to implement and operate the Augmedix Solution will remain on Facility premises at all times. Audio, video, and data content will be generated and used only in real time during a patient session using the Augmedix Google Glass Device which will be encrypted both at rest and during the session, and, in any event, at all times in accordance with the RSAM documents and the SOP, which when finalized or updated by the parties are deemed incorporated herein by reference. For purposes of this SOW, “real time” means streaming without caching, storage or retention of the content, except for caching in encrypted form on the Augmedix Google Glass Device as permitted by this Agreement when the wifi connection to the Designated Augmedix Facility is unavailable and other caching and storage specifically permitted under the SOP.

(3)	The SOP will comply with all of the requirements of the Agreement, this SOW and Client’s Scribe Policy. Any content in the SOP that conflicts with a requirement in any of the foregoing shall only be valid when approved in writing by Augmedix and Client’s Business Sponsor, legal counsel and if it pertains to a privacy matter, its Facility Privacy Official.

(4)	Augmedix will ensure that all Scribes complete all training on relevant Dignity Health policies and software applications, as requested by Dignity Health, and comply with all Dignity Health policies applicable to the Services, including without limitation, Dignity Health’s scribe policy, which is attached to this SOW as Attachment 1 (Dignity Health Scribe Policy), which policy may be updated from time to time by Dignity Health.

c.	Certain Augmedix Responsibilities

(1)	Augmedix shall install and configure the Software onto the Hardware under the supervision and with the support of the appropriate Client-designated personnel. As part of the implementation Services, Augmedix shall complete collection of physician and site preferences, technical site evaluation, IT infrastructure setup, and deployment of on-site Augmedix Scribe trainers and Augmedix Scribes as needed, and onboarding of Authorized Users and Augmedix personnel (including Scribes). Augmedix shall perform all other services necessary to implement the Software, Hardware, and Services so that they can be used in full production.

(2)	Augmedix shall notify Client when the implementation Services described above are complete. Client will have the right to test the Software, Hardware and Services as implemented. Augmedix shall promptly correct any errors or deficiencies. The Software, Hardware, and Services will not be deemed accepted unless and until Client notifies Augmedix of its acceptance, provided however that for acceptance after the first implementation with respect to each Facility EHR or new version thereof, the Software, Hardware and Services for each implementation will be deemed accepted if Client does not reject them after five (5) business days of production use following notification by Augmedix that such implementation Services are complete. Go-live date for each Authorized User will occur upon first productive use by that Authorized User following notice from Augmedix that all implementation services are complete for that Authorized User, unless disputed by Client within five (5) business days after such notice.

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(3)	Augmedix shall provide the Augmedix Google Glass and all technical support for it.

(4)	Augmedix shall ensure that the Augmedix Designated Facility meets the requirements of the relevant security document (i.e. RSAM for Augmedix Designated Facilities located in the United States and the Offshore Diligence Document for Augmedix Designated Facilities located overseas) at all times.

(5)	Augmedix shall ensure that all data and content (including audio and video content) generated or collected by the Augmedix Google Glass Devices will at all times be encrypted and streamed in encrypted form through the Facility Wi-Fi network and to the Designated Augmedix Facility via the internet.

(6)	Augmedix shall ensure that EHR entries created by Scribes will at all times be transmitted in encrypted form from the Augmedix Designated Facility to the Facility EHR.

(7)	All hardware used by the Scribes will remain at all times within the premises of the Augmedix Designated Facility. Augmedix and Scribes will not remove any hardware from the Augmedix Designated Facility premises.

(8)	Augmedix shall provide appropriately configured Augmedix Google Glass devices, loaded with Software. Augmedix shall replace this hardware as needed and to offset normal hardware wear and tear. If Client so chooses to utilize prescription lenses for a particular Authorized User, Augmedix shall supply the appropriate frames for the Authorized User or the Client to pay for. The Authorized User or the Client must then oversee the custom creation of lenses and installation. Augmedix shall make best efforts to assist with these lens installation logistics. Augmedix shall also provide appropriate numbers of external batteries and USB cables.

(9)	Augmedix shall be responsible for ensuring the availability and functionality of sufficient Augmedix Google Glass Devices and other Hardware to provide the Services under this Statement of Work. The Augmedix Google Glass Devices and other Hardware provided for the purpose of the Agreement are owned by Augmedix and will be provided and supported entirely by Augmedix.

(10)	Augmedix shall work together with Client to develop appropriate patient education materials and associated training.

(11)	Augmedix shall provide Standard Operating Procedure (SOP) to configure Google Glass to the Augmedix specification utilizing Client Network.

(12)	Augmedix shall provide invoices to Client in a timely matter. Augmedix shall also respond to billing inquiries promptly and thoroughly.

(13)	Augmedix shall ensure each Scribe is properly trained on Client’s EHR and Client’s data entry standards and policies associated with such data entry and EHR access. Upon mutual agreement of Client and Augmedix on an Authorized User-by-Authorized User basis, the supporting Scribe shall, upon the express request or direction of the Authorized User, promptly propose an order in the EHR for the Authorized User physician’s review and, if appropriate, his or her signature.

(14)	Augmedix shall obtain the name and contact information of the office manager and/or clinic director for each physician for which Services are performed and shall include that information in each invoice.

d.	Client Responsibilities

(1)	Client will provide the remote login capabilities for the Scribe to access the EHR and the patient schedule, subject to Augmedix’s and each Scribe’s compliance with all applicable policies and procedures of Client. Client shall also provide the necessary wifi infrastructure and bandwidth to access the internet from Client facilities, as agreed by the parties in writing.

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(2)	Client-designated personnel will provide Standard Operating Procedure (SOP) on Accessing EHR Remotely.

(3)	Client-designated personnel will assist Augmedix in installing and configuring the Software onto the Augmedix’s hardware.

(4)	Client will work together with Augmedix to develop patient education materials.

(5)	Client will provide training to Augmedix personnel pertaining to the use of EHR software.

(6)	Client will arrange for appropriate access and related credentials for Scribes and Scribe trainers to access the EHR and related software.

(7)	(Intentionally omitted)

(8)	Client will designate one or more person(s) at each Client Facility for administrative duties in SOP.

Administrative Duties include:

●	Nightly collection of devices (Glass units, battery packs, etc.) for charging and secure storage.

●	Daily distribution of devices for utilization.

●	Handover of Google Glass units to visiting Augmedix personnel for the purposes of software upgrades, audits, or research.

●	Participation on Augmedix or Client initiated audits for the purposes of security or asset verification

●	Point of Contact for Incident Reporting and Client/Augmedix issue resolution.

(9)	Client will be responsible for providing patient education in accordance with applicable laws and regulations. Without limiting the foregoing, Client will make available to patients the education materials, including FAQs, provided by Augmedix and approved in writing by Client. The parties agree to cooperate in timely and jointly reviewing such materials. Client will designate one or more persons at each authorized facility in SOP to administer patient education process for all patients to be seen by an Authorized User. In the event that a patient wishes for the Augmedix Solution to be partially or completely disabled / removed, the Client is responsible for adhering to stated patient preferences. Augmedix shall provide training and support to assist Client with these circumstances.

(10)	Client will designate one or more persons at each authorized facility in SOP to provide Augmedix with long-term and short-term schedules for Authorized Users listed in the SOP.

(11)	Client will provide full EHR audit-trail access to Augmedix. This permits Augmedix to see the precise character-by-character changes made to the EHR (by providers, scribes, other staff, or other systems), with time-stamps and user logs. This access should permit visibility into all EHR documentation associated with the providers listed in the SOP, but subject, however, to the role-based access provided by Client.

(12)	Client is responsible for securing and safeguarding Augmedix-provided Augmedix Google Glass Devices, batteries, and related accessories. If these Google Glass units or related accessories are lost or damaged through usage beyond mere day-to-day use and such loss or damage amounts to negligence by Client, the replacement costs will be billed to the Client.

(13)	Either party may require Authorized Users to wear Augmedix Google Glass Devices while seeing patients for as much as two weeks prior to scheduled initiation of service for that particular Authorized User. This requirement will be upon the request of either party, as reasonably necessary, in an effort to efficiently train Scribes. Each party will ensure that its personnel will comply with these requirements.

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e.	Software

(1)	License. Subject to the terms and conditions of this Agreement, Augmedix hereby grants Client and its affiliates, and Client hereby accepts on behalf of itself and its affiliates, a non-exclusive, nontransferable license for Client and its Authorized Users to use the Augmedix Solution and Documentation for the term of this SOW. For the avoidance of doubt, the Software may be used on a concurrent user basis. In addition, Client may retain a copy of all Documentation for its records in perpetuity.

(2)	Restrictions. Without the prior written consent of Augmedix, Client and its affiliates agree not to (nor assist or encourage third parties to): (a) sell, rent, lease, lend, license, sublicense, distribute or otherwise transfer the Software or Documentation to any third party; (b) decompile, disassemble or reverse engineer the Software, in whole or in part; (c) write or develop any derivative software or any other software program based upon the Software, the Documentation or any Augmedix Confidential Information; (d) use the Software to provide processing or other services to third parties, or otherwise use the Software on a “service bureau” basis; or (e) provide, disclose, divulge or make available to, or permit use of the Software or Documentation by any third party without Augmedix’s prior written consent. The Software contains Embedded Software and Client will comply with any applicable license terms and conditions as set forth in Section 2(e)(1) of this SOW.

(3)	Embedded Software Terms and Conditions.

●	Prior to commencement of the Project, Augmedix shall notify Client in writing of all Embedded Software and provide for Client’s review their associated terms and conditions (“Embedded Software Licenses”). As Client proceeds with expansion, Client agrees to comply with all such Embedded Software Licenses that are reasonably acceptable to it, which are required to use the Software licensed by Augmedix hereunder.

●	In addition to the terms and conditions of the Embedded Software Licenses, Client acknowledges the following:

●	EMBEDDED SOFTWARE IS PROVIDED “AS IS” AND ANY EXPRESSED OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE DISCLAIMED. IN NO EVENT SHALL THE SUPPLIER OF ANY EMBEDDED SOFTWARE OR ITS AUTHOR OR CONTRIBUTORS BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES; LOSS OF USE, DATA, OR PROFITS; OR BUSINESS INTERRUPTION) HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, STRICT LIABILITY, OR TORT (INCLUDING NEGLIGENCE OR OTHERWISE) ARISING IN ANY WAY OUT OF THE USE OF THIS SOFTWARE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

●	Augmedix relies on Embedded Software for proper operation of the Software. Augmedix hereby assigns all assignable warranties and services provided by Embedded Software licensors to Client, if any.

●	If a problem with any Embedded Software affects the performance of the Software in accordance with Documentation, Augmedix shall use commercially reasonable efforts to work with the Embedded Software licensor to resolve the problem.

●	Augmedix warrants that it has obtained all necessary rights for third party software required to operate the Augmedix Solution.

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●	Client further agrees to accept the applicable Google Terms of Use prior to its use of the Augmedix Google Glass Device. Furthermore, Client acknowledges that, to the extent permitted by applicable laws, Google shall have no liability for any damages, whether direct, indirect, incidental or consequential, arising from the use of the Google Glass Device, and all warranties with respect to the Google Glass Device, including without limitation, warranties for merchantability, fitness for a particular purpose, and non-infringement are hereby disclaimed.

3. Term and Schedule of Work Milestones

a.	Term. This SOW shall begin on its Effective Date and continue until terminated as provided in the Agreement. Such term shall be referred to as the “Term” of the SOW.

b.	Milestones:

a. Services and Deliverables are fully implemented, and Scribes are ready to begin full performance under this SOW.

b. Acceptance of the Services and Deliverables by each applicable physician and the office manager for each such physician.

c. Payment for each physician does not begin until acceptance as described above and go-live have occurred.

4. Fees; Schedule; Invoicing

a.	Fees.

i.	Fees will be charged and assessed for Authorized User beginning on the go-live date, but not before such date unless otherwise agreed by the parties.

ii.	Augmedix and Client shall by mutual agreement classify Authorized Users into the following billing categories, based on the expected number of Scribe service hours used:

Billing Category	Monthly Charge*
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

*	Augmedix shall bill the Client for each Authorized User at the applicable rate set forth above.
*	If Client has Authorized Users using over [*] Scribe service hours per month, such extra Scribe service hours shall be billed to Client at a rate of [*] per Scribe service hour used over the [*]-hour allocation.
*	These fees may not be changed in the event Augmedix is unable to use Scribes outside the jurisdiction of the United States of America as a result of Security Incident.

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iii.	At 90 days after the initial classification of Authorized Users into billing categories under the Order Form, and every 90 days thereafter, Augmedix reserves the right to re-classify an Authorized User into a different billing category if such Authorized User uses, on average, more than the upper limit or less than the lower limit of Scribe service hours based on his/her last billing category classification for each such 90-day period. By way of example, an Authorized User who was classified as “Up to 100 Scribe service hours per month” before the go-live date but on average has used 115 Scribe Service hours per month in the 90 days since the go-live date can be re-classified by Augmedix to the “Up to 120 Scribe service hours per month” billing category and will incur a monthly charge of $[*] for the next 90 day period (and 90 day periods thereafter, assuming a similar 115 Scribe service hour per month usage).

iv.	Fees and charges paid by Client under this SOW are non-refundable. All payments will be made in US dollars.

v.	Augmedix reserves the right to raise the fees incurred under this SOW by up to [*] upon the yearly anniversary of the Effective Date and every yearly anniversary thereafter.

vi.	Order Form. Client may designate any number of Authorized Users provided that the applicable Client’s facility site lead completes, and Client signs and submits to Augmedix for countersignature, an Order Form in the format of the template attached hereto as Attachment 2. Such Client’s facility site shall be responsible for the fees and charges billed by Augmedix according to the Scribe service hours of actual usage of each designated Authorized User under such Order Form. The Order Form shall state the number of devices and Scribe service hours expected to be used per month by each Authorized User. The billing rates per Authorized User shall be in accordance with the Pricing rates in Exhibit B of the Agreement.

b. Scheduling and Removal of Authorized Users

i.	Daily Schedule. Prior to initiation for each new Authorized User and each month thereafter, Client shall provide Augmedix with online access to a generic daily schedule for each Authorized User for each day of the following month (“Daily Schedule”).

Fourteen (14) days or more written notice is required for schedule changes by Client. If less than fourteen (14) day written notice is received, Augmedix will make good faith efforts to accommodate such requests but does guarantee availability of such service.

ii.	Vacations/Leave of Absence. Client shall continue to pay an Authorized User’s monthly fee in the event of a vacation and/or leave of absence of two (2) consecutive weeks or less. In the event Client desires to suspend Services for an Authorized User for more than two (2) consecutive weeks but less than (8) consecutive weeks, and provided that Client provides at least two (2) weeks’ notice of any such vacation and/or leave of absence, Augmedix will continue to hold the Scribe assigned to such Authorized User during his/her absence. Augmedix shall make reasonable efforts to re-assign the Scribe to another Authorized User within DHMF or other Dignity Health Client, and if despite reasonable efforts, no Authorized User is found within DHMF, Augmedix will not release the assigned Scribe so long as Client continues to pay a minimum monthly fee of [*], prorated for the applicable absence period (“Suspension Fee”). In the event Client desires to suspend Services for an Authorized User for a period of more than eight (8) consecutive calendar weeks or elects not to or fails to pay the Suspension Fee, Augmedix reserves the right to reallocate the Scribe assigned to such Authorized User, and upon resuming the Services, Client shall pay such Authorized Users’ monthly fee during the training and implementation of a new Scribe (for clarity, Client does not pay Authorized Users’ monthly fee during the initial implementation of a Scribe).

iii.	Authorized User Swap. At any time after an Authorized User’s acceptance/go-live date, Client may swap one Authorized User for another upon thirty (30) days’ prior written notice to Augmedix, provided, however, that Client pays (a) the applicable fees for the Services performed through the effective date of termination, and (b) a swap fee of [*].

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iv.	Removal of Authorized Users. At any time after an Authorized User’s acceptance/go-live date, Client may remove such Authorized User from the Services upon ninety (90) days’ prior written notice to Augmedix, provided, however, that Client continues to pay the applicable fees for the Services performed through the effective date of termination. Notwithstanding the foregoing, if Client desires to remove an Authorized User due to termination of the relationship between Client and such Authorized User, Client may remove such Authorized User from the Services upon thirty (30) days’ prior written notice, provided that Client notifies Augmedix of the termination and Client pays the applicable fees for Services performed through the effective date of termination.

c.	Invoicing

i. Subject to subsection ii immediately below, the billing period for Authorized Users shall be July 1 of each year through June 30 of the following year and pro-rated for first-time Authorized Users for part of a year.

ii. Notwithstanding the foregoing or anything to the contrary in the Master Agreement or the SOW, if (a) the aggregate annual fees payable under the Master Agreement exceeds or is likely to exceed [*], Augmedix shall invoice the total amount under the SOW as divided into [*]; the [*] and the [*]; or (b) the aggregate annual fees payable under the Master Agreement exceeds or is likely to exceed [*], Augmedix shall invoice the total amount under the SOW as [*], each invoiced on [*]. To the extent that billing category or billing periods change result in an overpayment or underpayment of Fees for the applicable invoice period, the parties will reconcile any credits owed to, or additional amounts owed by, Client against any prepaid amounts on a quarterly basis.

iii. In the event that Service for a particular Authorized User is cancelled in accordance with section 4.b.iv of the SOW, any remaining prepayment balance will be credited towards payment for another Authorized User or refunded to Client within ninety (90) days of the effective date of termination. Upon termination of the Agreement, Augmedix will promptly refund Client any prepaid Fees for Services not rendered.

5. Other Miscellaneous Terms and Conditions

a.	Sales and Use Tax. The parties acknowledge that, as of the Effective Date of this SOW, no law, rule or regulation requires any sales or use taxes to be due or payable as they relate to the Service and Deliverables under this SOW. Therefore no such tax shall be due or included in invoices.

b.	Tax Withholding Requirements. In accordance with Section 4(c) of the Agreement, payments for services under this SOW may be subject to state tax withholding requirements. If the services under this SOW include services performed or payable in California, Augmedix warrants and represents that it has completed, signed and submitted to Client one of the following: (Check applicable box below.)

☐	California Franchise Tax Board Form 587 (Nonresident Withholding Allocation Worksheet)

☐	California Franchise Tax Board Form 590 (Withholding Exemption Certificate)

d.	Background Screening Requirements. As required by Section 11(d) of the Agreement, Augmedix represents and warrants that: (Check applicable box below)

☐	Augmedix has successfully completed a criminal background check for each of its personnel and subcontractors providing services under this SOW and has provided Client with documentation of such, in accordance with Exhibit E.

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e.	Insurance Compliance. Augmedix has provided Client with proof of insurance as required under Exhibit C of the Agreement. (Check applicable box below)

☐	Yes
☐	No (If no, explain why not):

f.	Deliveries. Unless specified otherwise by Client, all tangible deliveries, including reports shall be delivered only to the Client’s Business Sponsor or designee at Client’s address shown above.

(Signature page follows)

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IN WITNESS WHEREOF, the parties hereto have caused this Statement of Work to be executed by their respective authorized representatives.

Accepted and Approved by:	Accepted and Approved by:

Dignity Health	Augmedix, Inc.

/s/ Kelley Moore	/s/ Manny Krakaris
Signature	Signature

Kelley Moore	Manny Krakaris
Print Name	Print Name

VP, Sourcing	CEO
Title	Title

Jan 24, 2019	Jan 24, 2019
Date	Date

SFO – 205079 Augmedix – Dignity Health - Amended and Restated SOW	Page 10 of 12

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

ATTACHMENT 1

TO EXHIBIT A

DIGNITY HEALTH SCRIBE POLICY

(To follow.)

SFO – 205079 Augmedix, Inc. – Dignity Health SOW	Page 11 of 12

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

ATTACHMENT 2

ORDER FORM

This Order Form, effective as of the date of the last signature below, is made pursuant to the Statement of Work by and between Dignity Health (“Client”) for the benefit of Client’s facility site named below, and Augmedix, Inc. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Dignity Health SOW.

Client’s Facility:

Service Address:

Client’s Facility Site Lead:

Phone:	Email:

Name of Clinician /Authorized User	Projected Billing Category*	Estimated Monthly charge**

*	See Section 4.a.ii of the Amended and Restated Statement of Work, dated [*] for Billing Categories.
**	Implementation and training included.
***	The parties acknowledge that no law, rule or regulation requires any sales or use taxes to be due or payable as they relate to the Services and Deliverables under this Order Form. Therefore, no such tax shall be due or included in invoices.

Send this Order form and related correspondence to:

[*]

[*]

[*]

DIGNITY HEALTH	AUGMEDIX, INC.

By	By

Print Name	Print Name

Title	Title

Date	Date

SFO – 205079 Augmedix, Inc. – Dignity Health SOW	Page 12 of 12

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

DH-IT-1186

OMNIBUS AMENDMENT

This Omnibus Amendment (“Omnibus Amendment”) is made and entered into as of July 1, 2020, by and between, on the one hand, Augmedix, Inc. (“Augmedix”) and, on the other hand, Dignity Health (“DH”), Dignity Health Medical Foundation (“DHMF”), and Pacific Central Coast Health Centers (“PHC”), and amends:

(1)	That certain Amended and Restated Statement of Work, dated January 24, 2019, by and between DH and Augmedix (the “DH-SOW No. 1”); and

(2)	That certain Statement of Work No. 2, dated March 2, 2020, by and between DH and Augmedix (the “DH-SOW No. 2”); and

(3)	That certain Statement of Work, dated July 3, 2016, as amended, by and between DHMF and Augmedix (the “DHMF-SOW”); and

(4)	That certain Statement of Work, dated January 26, 2016, as amended, by and between PHC and Augmedix (the “PHC-SOW” and, together with the DH-SOW No. 1, DH-SOW No. 2, and DHMF-SOW, the “Dignity SOW(s)”).

WHEREAS, Dignity Health (for itself and on behalf of its affiliates) and Augmedix entered into the Services Agreement dated September 1, 2015, as amended, (the “Agreement”).

NOW, THEREFORE, in consideration of the mutual benefits and promises between the parties, the sufficiency of which each party hereby acknowledges, the Dignity SOWs are hereby amended as follows:

1. Term. Notwithstanding anything to the contrary in the Dignity SOWs, this Omnibus Amendment extends the Term of the Dignity SOWs through and including June 30, 2021, unless earlier terminated in accordance with the Agreement. By notice to Augmedix, the Dignity SOWs shall renew on the same terms and conditions for up to three (3) successive one (1) year terms thereafter (each a “Renewal Term”).

2. Fees. Notwithstanding anything to the contrary in the Dignity SOWs, Augmedix hereby agrees to not increase Fees prior to July 1, 2021. Commencing on July 1, 2021, Augmedix may apply Fees increases as set forth in the Dignity SOWs on a go-forward basis.

3. Invoicing. Notwithstanding anything to the contrary in the Dignity SOWs the following shall apply:

A. Augmedix will invoice Client on a quarterly basis (or pro-rata portions thereof) for Service Fees of Authorized User(s) in advance of each quarter, and the first three (3) months of Service for first-time Authorized Users in advance of go-live. The first quarter is defined as July 1 through September 30, the second quarter as October 1 through December 31, the third quarter as January 1 through March 31, and the fourth quarter as April 1 through June 30. To the extent that a billing category change results in an overpayment or underpayment of Fees for the applicable invoice period, the parties will reconcile any credits owed to, or additional amounts owed by, Client against any prepaid amounts on a quarterly basis.

B. In the event that Service for a particular Authorized User is cancelled in accordance with the above, any remaining prepayment balance will be credited towards payment for another Authorized User or refunded to Client within ninety (90) days of the effective date of termination. Upon termination of the Agreement, Augmedix will promptly refund Client any prepaid Fees for Services not rendered.

Omnibus Amendment Augmedix – Dignity Health	Page 1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

DH-IT-1186

4. General. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Dignity SOWs and the Agreement. This Omnibus Amendment is hereby incorporated into the Dignity SOWs by reference. Except as expressly amended herein, all other terms of the Dignity SOWs are hereby confirmed and remain in full force and effect. To the extent that there is any conflict between the terms of this Omnibus Amendment and those of the Agreement or the Dignity SOWs, the terms of this Omnibus Amendment shall control. This Omnibus Amendment may be executed in several counterparts, all of which taken together shall constitute one single agreement between the parties and any full and complete copy thereof shall constitute an original. When signed in pen ink, such documents may be delivered by facsimile transmission or by scanned email attachment, and said copies shall be treated in all respects as original.

AGREED AND ACCEPTED

DIGNITY HEALTH		AUGMEDIX, INC.

By	/s/ Kelley Moore	By	/s/ Manny Krakaris

Name	Kelley Moore	Name	Manny Krakaris

Title	System VP, Vendor Mgmt & Contracting	Title	CEO

Date	Jul 17, 2020	Date	Jul 17, 2020

DIGNITY HEALTH MEDICAL FOUNDATION

By	/s/ Kelley Moore

Name	Kelley Moore

Title	System VP, Vendor Mgmt & Contracting

Date	Jul 17, 2020

PACIFIC CENTRAL COAST HEALTH CENTERS

By	/s/ Kelley Moore

Name	Kelley Moore

Title	System VP, Vendor Mgmt & Contracting

Date	Jul 17, 2020

Omnibus Amendment Augmedix – Dignity Health	Page 2